Exhibit (r)(2)

APOLLO

CODE OF ETHICS

December 2012

1.	INTRODUCTION	5

2.	ADMINISTRATION OF THE CODE OF ETHICS	5

2.1	PERSONS SUBJECT TO THE CODE	6
2.2	CONSULTANTS, AGENTS AND TEMPORARY WORKERS	6
2.3	CONSEQUENCES OF VIOLATING THE CODE	7
2.4	QUESTIONS ABOUT THE CODE	7
2.5	OBLIGATION TO REPORT VIOLATIONS	7
2.6	CURRENT VERSION OF THE CODE	7
2.7	AFFIRMATION	8
2.8	ANNUAL COMPLIANCE SURVEY	8

3.	STANDARD OF BUSINESS AND PERSONAL CONDUCT	8

3.1	STANDARD OF BUSINESS CONDUCT	8
3.2	STANDARD OF PERSONAL CONDUCT	8

4.	PRIVACY POLICY	9

4.1	INFORMATION ABOUT THE FIRM, CLIENTS, INVESTORS, RELATED PARTIES, EMPLOYEES, AND OTHERS	9
4.2	PRIOR EMPLOYER’S CONFIDENTIAL INFORMATION AND TRADE SECRETS	10
4.3	PUBLICATIONS, SPEECHES, AND OTHER COMMUNICATIONS RELATING TO APOLLO’S BUSINESS	10

5.	INSIDE INFORMATION AND PERSONAL SECURITIES TRANSACTIONS	11

5.1	INSIDE INFORMATION	11
	5.1.1 Insider Trading and Tipping	13
	5.1.2 Firm Restricted List	13
	5.1.3 Policies and Procedures Concerning Protection of Material, Non-Public and Other Confidential Information	14
	5.1.4 Limiting Inadvertent Access to Material, Non-Public and Other Confidential Information	16
	5.1.5 Arrangements with Consultants	16
	5.1.6 No “Big Boy Letters”	17

5.2	PERSONAL SECURITIES TRANSACTIONS	17
	5.2.1 New Issues	17
	5.2.2 Employee Related Accounts	17
	5.2.3 PTCC	18
	5.2.4 Pre-clearance for Trades other than in Apollo Publicly Traded Securities	18
	5.2.5 Reporting Requirements	20

5.3	EMPLOYEE TRADING POLICY FOR APOLLO PUBLICLY TRADED SECURITIES	22

6.	OTHER BUSINESS CONDUCT	22

6.1	ASSETS OF THE FIRM	22
6.2	TELEPHONES, E-MAIL, INTERNET AND OTHER ELECTRONIC COMMUNICATIONS DEVICES	22
6.3	INTERNAL CONTROLS, RECORD RETENTION AND REPORTING	24
6.4	LIMITS OF YOUR AUTHORITY	24
6.5	POST-EMPLOYMENT RESPONSIBILITIES	24
6.6	SOFT DOLLAR ARRANGEMENTS	25

7.	MONEY LAUNDERING	25

7.1	AML COMPLIANCE OFFICER	26
7.2	MONEY LAUNDERING	26
	7.2.1 Know Your Customer (“KYC”)	26
7.3	OFAC PROHIBITED ASSETS	27
7.4	SUSPICIOUS ACTIVITY	27

8.	OUTSIDE ACTIVITIES, GIFTS AND OTHER POTENTIAL CONFLICTS OF INTEREST	28

8.1	MAKING IMPARTIAL BUSINESS DECISIONS	28
8.2	POTENTIAL CONFLICTS OF INTEREST UNDER LIMITED PARTNERSHIP AGREEMENTS AND OFFERING MATERIALS	29
8.3	DEALING WITH PORTFOLIO COMPANIES	29
8.4	PERSONAL RELATIONSHIPS	29
8.5	OUTSIDE BUSINESS AND MEMBERSHIPS	29
	8.5.1 Pursuing Firm Business or Investment Opportunities	29
	8.5.2 Outside Employment	30
	8.5.3 Memberships	30
	8.5.4 Government Positions	31
8.6	GIFTS	31
8.7	ENTERTAINMENT	31

9.	POLITICAL CONTRIBUTIONS	32

9.1	PRECLEARANCE OF POLITICAL CONTRIBUTIONS	32
9.2	PRECLEARANCE OF CONTRIBUTION RELATED ACTIVITY	33
9.3	PAYMENTS FOR SOLICITING A GOVERNMENT ENTITY	33
9.4	DEFINITION OF KEY TERMS	33
	9.4.1 Contribution	33
	9.4.2 Executive Officer	33
	9.4.3 Government Entity	34
	9.4.4 Official	34
	9.4.5 Payment	34
	9.4.6 Plan or Program of a Government Entity	34
	9.4.7 Public Employee	35
	9.4.8 Regulated Person	35
	9.4.9 Solicit	35
	9.4.10 Covered Investment Pool	35
9.5	AVOIDING COERCION AND THE APPEARANCE OF COERCION	36
9.6	USE OF FIRM NAME AND RESOURCES	36
9.7	REIMBURSEMENT OF CONTRIBUTIONS	36
9.8	POLITICAL CONTRIBUTIONS OF PORTFOLIO COMPANIES	37
9.9	SOLICITATION OF POLITICAL CONTRIBUTIONS AND FUNDRAISING EVENTS	37
9.10	SOLICITATION OF POTENTIAL INVESTORS	37
9.11	DONATIONS TO CHARITIES SUGGESTED BY INVESTORS	37

10.	NOTICE REQUIREMENTS	38

10.1	OWNERSHIP INTEREST IN REGISTERED SECURITIES	38
10.2	SECTION 13 REPORTABLE COMPANY	38
10.3	BOARD MEMBERSHIP	38
10.4	COMPLAINTS	38
10.5	PROXIES	38

11.	BUSINESS CONTINUITY PLAN	38

12.	ANTI-BRIBERY POLICY AND PROCEDURES	39

12.1	OVERVIEW OF THE FOREIGN CORRUPT PRACTICES ACT (FCPA)	39
	12.1.1 Anti-Bribery Provision	39
	12.1.2 Accounting Provisions	40
12.2	PAYMENTS, RECORDKEEPING AND REIMBURSEMENTS	42
	12.2.1 Payments That May Be Made in the Course of Apollo Business	42
12.3 PROHIBITED AND PERMISSIBLE PAYMENTS, GIFTS, TRAVEL, ENTERTAINMENT AND EDUCATIONAL EXPENSES INVOLVING COVERED OFFICIALS		42
	12.3.1 Types of Prohibited Payments, Gifts, Travel, Entertainment and Educational Expenses for Covered Officials	42

12.3.2 Types of Permissible Payments, Gifts, Travel, Entertainment and Educational Expenses for Covered Officials		43
12.3.3 Facilitation Payments		43
12.4	CONTRACTS WITH THIRD PARTY AGENTS AND CONSULTANTS (“INTERMEDIARIES”)	43
12.4.1 Covered Intermediaries		44
12.4.2 Due Diligence Required in Order to Engage an Intermediary		44
12.4.3 Provisions Required To Be Included in Contracts with Intermediaries		45
12.5	PROCEDURES FOR GIFTS, TRAVEL AND ENTERTAINMENT EXPENSES INVOLVING COVERED OFFICIALS	46
12.5.1 Entertainment		46
12.6	MERGERS, ACQUISITIONS AND JOINT VENTURES	46
12.7	CHARITABLE CONTRIBUTIONS	46

1.	INTRODUCTION

Our integrity and reputation depend on our ability to do the right thing. Apollo is committed to promoting an organizational culture that encourages ethical conduct and compliance with the law. As used in this Code, “Apollo” or the “Firm” refers to Apollo Management, L.P., Apollo Capital Management, L.P., Apollo Value Management, L.P., Apollo Investment Management, L.P., Apollo Commodities Management, L.P., Apollo Global Real Estate Management, L.P., Apollo Credit Management, LLC, Gulf Stream Asset Management, LLC, Apollo ST Fund Management LLC, Apollo ST Debt Advisors LLC and all their affiliated entities, which, collectively, conduct a single advisory business. “Apollo” does not refer to any portfolio company.

The Apollo Code of Ethics (the “Code”) describes legal and ethical responsibilities that all Apollo partners, employees, members, owners, principals, directors and officers and, where applicable, consultants are expected to uphold (collectively “Covered Persons”). It is a guide that is intended to alert Covered Persons to significant issues that may arise. However, it is not a summary of all laws or policies that apply to Apollo’s business, nor can it serve as a substitute for good judgment. The Code is based on our fundamental understanding that no one at Apollo should ever sacrifice integrity — or give the impression that they have — even if they think it would help the Firm’s business.

Each of us is accountable for our actions, and each of us is responsible for knowing and abiding by the policies that apply to us. You can look to this Code to guide your decisions in a variety of circumstances. However, no rulebook can anticipate every situation. Ultimately, the personal integrity, honesty and conduct of every person associated with Apollo defines the character and reputation of our Firm. The good reputation of the Firm and those associated with it is critical to the success of Apollo.

Never underestimate the importance of your own personal and ethical conduct to the business and success of Apollo.

2.	ADMINISTRATION OF THE CODE OF ETHICS

The Code sets forth certain minimum expectations that Apollo has for you. You are expected to conduct the Firm’s business in full compliance with both the letter and the spirit of the law, the Code, and any other policies and procedures that may be applicable to you.

The Code is intended to provide general guidance regarding your conduct as a Covered Person. The Code is not an exhaustive consideration of all policies and procedures that may be applicable to you, and you are responsible for knowing which policies and procedures (whether or not listed here) apply to you, and for understanding and complying with them.

The Firm will take reasonable steps to ensure that the Code is followed, including monitoring and auditing to confirm compliance and to detect any illegal activity. The Firm has designated the Chief Compliance Officer who has overall responsibility for ensuring the effectiveness of the Code. John Suydam has been designated as the Chief Compliance Officer and he has delegated responsibility for the Code to the Compliance Officer, Cindy Michel.

In our capacity as investment managers to various funds, we act as fiduciaries and thus owe a series of duties to these funds and their investors, including a general duty to act at all times in their best interest and avoid actual and apparent conflicts of interest. In addition, we have registered Apollo Management, L.P., Apollo Capital Management, L.P., Apollo Investment Management, L.P., Apollo Commodities Management, L.P., Apollo Value Management, L.P., Apollo Global Real Estate Management, L.P., Apollo Credit Management, LLC, Gulf Stream Asset Management, LLC, Apollo ST Fund Management, LLC and Apollo ST Debt Advisors, LLC as investment advisers with the U.S. Securities and Exchange Commission (“SEC”).1 As a registered investment adviser, Apollo must comply with the requirements set forth in the Advisers Act, and the rules and regulations promulgated thereunder. This Code has been adopted in compliance with Rule 204A-1 under the Advisers Act. In addition to providing general guidance regarding your conduct as an Apollo Covered Person, this Code, together with Apollo’s Supervisory Procedures Manual, is intended to set forth the relevant requirements that we must follow as fiduciaries and registered investment advisers.

The Firm may provide required training for Covered Persons covering some of the policies in this Code. Additionally, as contemplated by Advisers Act Rule 206(4)-7, Apollo intends to periodically review the adequacy of the policies and procedures described herein and the effectiveness of their implementation.

The Code does not create any rights to continued employment, is not an employment contract and does not result in a partnership between you and Apollo.

2.1	Persons Subject to the Code

The Code applies to all Covered Persons, but does not cover limited partners. The provisions of the Code described in Section 7.5 also apply to former employees of, and other persons formerly associated with, the Firm.

2.2	Consultants, Agents and Temporary Workers

Certain consultants, agents and temporary workers are expected to comply with the Code. Specific arrangements with such persons will vary depending on their relationship to the Firm. Consult the Compliance Officer or designee if you have questions about your obligations or those of others.

[1]	Other affiliated investment advisers are subject to the supervision and control of the registered investment advisers and rely on the registration of the registered investment advisers described above. A single SEC investment adviser registration is appropriate for these “relying advisers” so long as they (i) are subject to the Investment Advisers Act of 1940, as amended (“Advisers Act”) and the rules and regulations promulgated thereunder, and each relying adviser is subject to examination by the SEC, (ii) only advise private funds and separate account clients that are qualified clients (as defined in Advisers Act Rule 205-3), (iii) operate under the policies and procedures in this Code and Apollo’s Supervisory Procedures Manual, (iv) rely on the registration of a “filing adviser” that has its principal office and place of business in the United States, and (v) are identified as relying advisers on Form ADV and disclose that they are filing a single Form ADV with the registered investment adviser.

2.3	Consequences of Violating the Code

Compliance with the Code and with other policies and procedures applicable to you is a term and condition of your employment by Apollo. Violating any laws that relate to the operation of our business, engaging in any other criminal conduct or failing to take reasonable steps to prevent or detect criminal conduct, insensitivity to, disregard of, or lack of compliance with the policies and procedures set forth in the Code, lack of adherence to other applicable policies and procedures of the Firm, or failure to cooperate as directed by the Firm with an internal or external investigation, may result in corrective action, up to and including immediate termination of employment. The Firm will take all reasonable actions to enforce the Code. In cases where a violation of the Code could cause the Firm irreparable harm, it may seek injunctive relief in addition to monetary damages.

2.4	Questions About the Code

The Firm expects you to be at all times thoroughly familiar with the policies and procedures of the Firm, including those outlined herein. Whenever there is a question as to the propriety of a particular course of conduct or the interpretation of the Firm’s policies and procedures outlined herein, you should consult the Firm’s Compliance Officer.

2.5	Obligation to Report Violations

Apollo is committed to exercising due diligence to prevent and detect criminal conduct, and to promoting an organizational culture that encourages ethical conduct and commitment to compliance with the law. This Code and the policies of the Firm are intended to be designed, implemented and enforced so that they are effective in preventing and detecting criminal conduct and other violations of the Code and the Firm’s policies and procedures. Each Covered Person is essential in assisting the Firm in complying with these policies and procedures.

You must promptly report to the Compliance Officer or designee any known or suspected violation of the Code or any applicable law or regulation, whether the suspected violation involves you or another person subject to the Code.

For purposes of the Code, Apollo’s “clients” refers to the funds that it manages and any other person on whose behalf Apollo provides advisory services (e.g., separate accounts); “investors” refers to the persons or entities that invest in the Firm’s clients; and “related parties” refers to Apollo and its direct or indirect affiliates (excluding portfolio companies).

You must immediately report to the Compliance Officer or designee any misdemeanor (other than a minor traffic violation), criminal charge, or arrest involving you personally, whether it relates to the business of the Firm or not. For a more detailed discussion of what should be reported, see Appendix 2.5.

2.6	Current Version of the Code

A copy of the Code will be distributed to each Covered Person, when he or she becomes a Covered Person. The Code may be amended from time to time. All amendments are considered part of this Code. The Firm expects Covered Persons to be at all times thoroughly familiar with the investment and ethical policies and procedures of the Firm, including, without limitation, the Firm’s policies and procedures set forth herein. It is your responsibility to review the Code from time to time to ensure that you are in compliance.

2.7	Affirmation

You are required to affirm, electronically through the Personal Trading Control Center (“PTCC”), that you have read and understand the Code, that you will comply with it and that you have not violated the Code or any applicable laws or rules. This affirmation is required of all Covered Persons when they become Covered Persons. In addition, all Covered Persons will be required at least annually to re-affirm on PTCC their understanding of and compliance with the then-current Code. Each Covered Person must notify the Compliance Officer or designee immediately if he or she becomes aware of information that would result in a change in any of this information. A sample annual certification is included at Appendix 2.7.

2.8	Annual Compliance Survey

All Covered Persons are required to complete a compliance survey on an annual basis.

3.	STANDARD OF BUSINESS AND PERSONAL CONDUCT

3.1	Standard of Business Conduct

It is Apollo’s policy to adhere to the highest legal and ethical standards in the conduct of its business. All Covered Persons must adhere to this same standard of conduct which requires, among other things:

•	Complying with all applicable laws and regulations, including federal securities laws;

•	Being mindful of the Firm’s fiduciary duties at all times;

•	Appropriately managing actual and potential conflicts of interests;

•	Refraining from entering into transactions, including personal securities transactions, that are inconsistent with client interests; and

•	Promptly reporting violations of this Code.

3.2	Standard of Personal Conduct

The personal conduct of every person associated with Apollo reflects on the reputation of the Firm. The good reputation of the Firm and those associated with it is critical to the success of Apollo. It is the Firm’s policy that all Covered Persons adhere to highest standards of legal and ethical behavior in their personal conduct and other dealings both inside and outside of the Firm.

4.	PRIVACY POLICY

We are all responsible for safeguarding confidential information, whether it is information entrusted to us by companies in which we invest, prospective portfolio companies, clients, investors or related parties, information regarding Apollo’s businesses and activities, or information about other Covered Persons.

4.1	Information about the Firm, Clients, Investors, Related Parties, Employees, and Others

You may have access to confidential information related to the Firm’s business. Information related to the Firm’s business includes information about the Firm, as well as information related to the Firm’s portfolio companies, prospective portfolio companies, investments, clients, investors, related parties, independent contractors and other Covered Persons. You may also have access to confidential information about multiple competitors in an industry.

You may not, either during your period of service to the Firm or thereafter, directly or indirectly use or disclose to anyone any such confidential information, except as permitted by the Code and other policies applicable to you. It is impermissible to share confidential information obtained from a portfolio company with anyone outside of the Firm, including another portfolio company, except when a party has signed a confidentiality agreement.

The following are examples of confidential information:

•	Information about actual or potential investments, clients or investors;

•	Marketing plans or strategies of the Firm, clients or portfolio companies;

•	Financial information concerning the Firm, clients, related parties, portfolio companies, or investors;

•	Research and development projects of the Firm, clients, related parties, or portfolio companies;

•	Personnel information of the Firm, clients, related parties, or portfolio companies;

•	Reports or analyses prepared by the Firm, clients, related parties, or portfolio companies based on confidential information; and

•	Information subject to written confidentiality agreements between the Firm, its clients, investors, related parties, portfolio companies and third parties.

You should observe the following principles when dealing with information relating to the Firm’s business:

•

Assume that all information that you have about the Firm and its business, or about its past, present, or prospective clients, investors, portfolio companies or related parties, is confidential, unless the contrary is clear.

•	Treat all personal information about individuals as confidential.

•

Before sharing confidential information with others in the Firm, be sure that you are permitted to do so. If you are permitted to share confidential information, ensure that the recipient knows that the information is confidential and has been instructed about restrictions on further use and dissemination.

•

Do not disclose confidential information to anyone outside the Firm unless you are authorized to do so. Where such disclosure is authorized, a confidentiality, non-disclosure or privacy agreement may be required; consult with a member of Legal.

•

Comment or provide information on matters related to the Firm’s business and its clients, investors and related parties only if it is part of your job function or you are otherwise authorized to do so.

•	Protect confidential information when communicating electronically — for instance, by e-mail or through the internet.

•	Remember that all forms of communication are covered, including written, oral, telephonic, and electronic communications such as internet chat rooms, e-mail, Bloomberg messaging and instant messaging.

•	Consult a member of Legal if you have any questions about whether information can be shared.

In situations where confidential information has the potential to affect the market price of securities of any company, you should consult the inside information policy in Section 5 hereof.

4.2	Prior Employer’s Confidential Information and Trade Secrets

Do not disclose to Apollo, or use during your employment at Apollo, any confidential or proprietary information or trade secret of a prior employer, unless the information or trade secret is then public information through no action of your own or unless previously agreed to by the prior employer. In addition, you must not encourage outside parties to share information that may be confidential or proprietary to their employer or their employer’s trade secrets with you.

4.3	Publications, Speeches, and Other Communications Relating to Apollo’s Business

You should be alert to situations in which you may be perceived as representing or speaking for the Firm, especially in public communications (including internet chat rooms, blogs, bulletin boards etc.). You should not make any public statements on behalf of Apollo, or regarding Apollo, its business, its clients, its investors or its related parties.

Public testimony (as an expert witness or otherwise), publications and speaking engagements relating to the Firm’s business must be preapproved. Before engaging in any of these activities, consult the Compliance Officer. Immediately notify a member of Legal of subpoenas, media inquiries, supplier forums, and requests from clients for testimonials or endorsements. Refer all media inquiries to the appropriate investor relations representative.

5.	INSIDE INFORMATION AND PERSONAL SECURITIES TRANSACTIONS

5.1	Inside Information

Section 204A of the Advisers Act requires that the Firm establish, maintain and enforce written policies and procedures reasonably designed to prevent the Firm and its Covered Persons from misusing material, non-public information (“inside information”). Violations of the laws against insider trading and tipping by Covered Persons can expose the Firm and any Covered Person involved to severe criminal and civil liability. In addition, the Firm and its personnel have ethical and legal responsibilities to maintain the confidences of the Funds and to protect as valuable assets confidential and proprietary information developed by or entrusted to the Firm.

The Firm and any Covered Person involved may be exposed to potential insider trading or tipping liability under the federal securities laws if the Firm or any Covered Person executes transactions (whether for a client or otherwise) in, or communicates information regarding, securities for which the Firm or any Covered Person possesses material, non-public information.

This potential liability is particularly problematic because the Firm as a whole maybe deemed to possess material non-public information known by any of its Covered Persons.

The Firm has adopted and implemented the following policies and procedures (i) to ensure the propriety of trading activity by Covered Persons and the Firm on behalf of clients, and (ii) to protect and segment the flow of material, non-public and other confidential information. The Firm’s “open architecture” increases the importance of Covered Persons complying with these policies.

Definition of Material, Non-Public Information.

Information is generally considered “material” if there is a substantial likelihood that a reasonable investor would consider the information important in deciding whether to buy, sell or hold the securities in question, or if the information is reasonably certain to have an effect on the price of the securities. If the information would influence your decision on whether or not to trade, you should consider it material for purposes of the matters discussed in this policy statement. While it is not possible to identify in advance all information that would be deemed by a court to be material, illustrations of such information include:

•	Financial performance, forecasts and changes in previously disclosed financial information;

•	Projections and strategic plans;

•	Mergers, acquisitions, dispositions or tender offers (whether completed or proposed);

•	Purchase or sale of substantial assets (whether completed or proposed);

•	New major contracts, orders, suppliers, customers or finance sources, or the loss thereof;

•	Significant new products to be introduced and significant discoveries of natural resources;

•	Significant pricing changes;

•	Changes in dividend policies or amounts;

•	Stock splits, public or private securities/debt offerings;

•	Stock repurchase programs;

•	Significant changes in management or operations;

•	Significant labor disputes or negotiations;

•	Actual or threatened major litigation, or the resolution of such litigation;

•	Financial liquidity problems or extraordinary borrowings;

•	Significant changes in a relationship with a primary lender;

•	Material write-offs or restructurings;

•	Proposed issuance of new securities;

•	Changes in previously disclosed financial information;

•	Purchase or sale of substantial assets;

•	Significant increase or decrease in backlog orders or the award of a significant contract;

•	Governmental investigations, criminal actions or indictments and any collateral consequences including potential debarment from government contracts; and

•	Governmental decision-making affecting specific parties, including regulatory approval and awards of government contracts.

If there is any doubt as to whether information is material, treat the information as material.

“Non-public” information is information that is not generally available to ordinary investors in the marketplace or in general circulation. As a rule, in order to conclude that information is public, one should be able to point to some fact to show that the information is generally available; for example, its announcement in an SEC filing or in a major news publication such as the Wall Street Journal or other publication of general circulation (including the web site of a major news publication, but not a blog or chat room). The information must also have been publicly available for sufficient time for the market to react and reflect the information in the security’s price.

5.1.1	Insider Trading and Tipping

No Covered Person who is aware of material, non-public information may engage in transactions in any securities (including equity securities, bonds and other debt securities, convertible securities, derivatives, options, any stock index including such securities as an element and any other financial instruments) for himself or herself, as well as on behalf of the Firm, including any client of the Firm, while in possession of inside information regarding such securities or the issuer of such securities (“insider trading”). Nor may any person communicate such inside information to any person who could use such information to purchase or sell securities (“tipping”). These prohibitions are applicable no matter how you acquire the inside information.

Unless a decision has been made by Apollo that the receipt of inside information in connection with the Firm’s business is necessary or desirable, Covered Persons should affirmatively avoid directly or inadvertently coming into possession of inside information, or communicating inside information to others, including information in connection with their personal dealings. For example, Covered Persons may not discuss Firm and client dealings with unrelated business contacts, family, friends and other third parties. Such affirmative actions by Covered Persons will reduce the likelihood of insider trading and tipping and will avoid the unwanted imputation of inside information to the Firm.

Any Covered Person who comes into possession of inside information regarding a security or the issuer of a security must immediately contact a member of Legal and the Compliance Officer, and must refrain from effecting transactions in securities of the issuer or communicating the information to any person inside or outside the Firm unless and until a member of Legal advises the Covered Person to the contrary.

5.1.2	Firm Restricted List

The Firm maintains a list of companies (the “Restricted List”) in which transactions in such companies’ securities are prohibited without further clearance by Compliance or Legal. The Restricted List comprises, at a minimum:

•	The names of companies about which the Firm has received material, non-public information;

•	The names of entities with which Apollo has confidentiality agreements that may impose certain restrictions on investments;

•	The names of entities for which members of the Firm are directors, officers or members of the creditors committee; and

•	The names of entities in which Apollo has an existing investment.

The Restricted List is generally updated daily. A copy of the Restricted List is available on the intranet. Prior to sourcing potential opportunities, the Firm’s investment professionals should always check the Restricted List and contact the Compliance Officer if the name of the company is on the Restricted List. The Compliance Officer or designee will determine whether or not there are any restrictions in pursuing any such opportunity.

When you receive material, non-public information (for example, by accessing the information through Intralinks), you must immediately notify the Compliance Officer or designee (see Section 5.1.3 below). In addition, you must notify the Compliance Officer or designee prior to being appointed to the board of directors or creditors committee of a publicly traded company. Finally, you must notify the Compliance Officer or designee in writing (e-mail acceptable) whenever a company is added to the deal pipeline (“Watch List”).

The contents of the Restricted List are confidential and proprietary information of the Firm and may not be communicated to anyone outside of the Firm without the prior approval of the Compliance Officer.

5.1.3	Policies and Procedures Concerning Protection of Material, Non-Public and Other Confidential Information

It is imperative that the Firm exercise control over the circumstances in which it and its Covered Persons receive material, non-public and other confidential information. Absent effective controls in this area, the Firm and its clients may be “frozen” in a position or precluded from taking a new position in a security if the Firm or one of its Covered Persons has come into possession of material, non-public information concerning that security or its issuer. Covered Persons may find themselves in similar situations with respect to their personal investments in the event the Firm or another Covered Person comes into possession of material non-public information concerning a security or its issuer. Therefore, it is essential that Covered Persons not seek information that they believe may be material and non-public without the prior approval of, and subject to any and all restrictions imposed by, the Compliance Officer.

5.1.3.1	Confidential Information Process

Generally, as a condition to the Firm receiving material, non-public or other confidential information, the Firm will be asked to enter into a confidentiality agreement whereby the Firm will, among other things, agree to keep such information confidential. All such requests for confidentiality agreements or other means of “going private” on an issuer should be referred to one of the Firm’s in-house lawyers who will first vet the confidentiality agreement or other “going private request” through the Firm’s procedure on receiving confidential information (the “Confidential Information Process”). The Confidential Information Process generally begins with the investment professional as follows:

The investment professional wishes to receive material non-public information on an issuer pursuant to a confidentiality agreement, electronically through Intralinks or Syndtrak, meeting with an insider, or some other means.

1.	The investment professional will then request to “go private” on such issuer by notifying a member of Legal. In cases of confidentiality agreements, forwarding the confidentiality agreement to a member of Legal will suffice as notice.

2.	Legal or Compliance will then vet the issuer’s name with the Restricted List and in cases of confidentiality agreements, Legal will begin review and negotiation of the confidentiality agreement with the counterparty. If the issuer’s name is on the Firm’s Restricted List, further review is required or Legal or Compliance may at this point deny the investment professional’s request to “go private.”

3.	Legal or Compliance will then vet the issuer’s name with the Firm’s Confidentiality Agreement Committee (the “CA Committee”). The CA Committee is tasked with mitigating any potential conflicts that may arise in “going private” on an issuer. The CA Committee may deny the investment professional’s request to “go private.”

4.	Compliance will enter the applicable issuer on the restricted list.

No Covered Person is authorized to seek any material, non-public information, or enter into any written or oral confidentiality agreement, on behalf of the Firm without the express prior approval of one of the Firm’s in-house lawyers.

Note that if a Covered Person wishes to access public information through an electronic document room (such as Intralinks or Syndtrak), such Covered Person must provide notice to Legal stating that he or she intends to do so. Such issue is then entered on the Firm’s Watch List.

5.1.3.2	Communication with Insiders

Covered Persons should exercise caution when communicating with representatives of companies, creditors’ committees, boards of directors, advisors or significant shareholders (collectively, “Insiders”). Covered Persons should: (i) identify themselves and the purpose of their communication; and (ii) make clear that the Firm is seeking information only as to publicly disclosed or non-material, non-public matters (and that the Firm will assume that any and all information given to it by the company or its representatives or advisors has been publicly disclosed or is not material).

Alternatively, if a Covered Person wishes to obtain material non-public or other information during such discussions, such Covered Person must first request clearance from a member of Legal or Compliance. Such member of Legal or Compliance will then properly vet the name of the issuer prior to the Covered Person receiving the material non-public or other confidential information through the Confidential Information Process.

5.1.3.3	Communications with Public Employees

Covered Persons should exercise caution with respect to information received from non-public communications with federal legislative, executive, and judicial branch employees (collectively, “Public Employees”). Under federal law, Public Employees have a duty to refrain from making a private profit through the use of material, non-public information derived from their position as a Public Employee or gained through performance of their official duties.

Alternatively, if a Covered Person wishes to obtain material non-public or other information during such discussion by Public Employees, such Covered Person must first request clearance from a member of Legal. Such member of Legal will then properly vet the name of the issuer prior to the Covered Person receiving the material non-public or other confidential information through the Confidential Information Process. Additionally, if a Covered Person is unsure as to whether material non-public information was received, such Covered Person should contact a member of Legal.

5.1.3.4	Inadvertent or Unauthorized Receipt of Material Non-Public Information

In the event that a Covered Person inadvertently or without authorization comes into possession of information concerning any company or the market for its securities, and the Covered Person believes that this information is material and non-public, the Covered Person must notify a member of Legal and the Compliance Officer or designee immediately. Upon the receipt of such information, the Covered Person will be “frozen” and may not: (i) disclose the material, non-public information to others within or outside of the Firm; (ii) participate in discussions or deliberation with others within or outside of the Firm, or work on any transactions involving the company to which such information relates; or (iii) engage in transactions (or recommend or suggest that any person engage in transactions) in the securities to which such information relates, without the prior approval of, and subject to any and all restrictions imposed by, the Compliance Officer.

5.1.4	Limiting Inadvertent Access to Material, Non-Public and Other Confidential Information

Covered Persons should take care that material non-public information is not left in public areas. Documents containing material non-public information, to the extent not being filed, should be shredded or otherwise destroyed when being disposed (prior to disposing of a record or document, check with the Compliance Officer or designee to ensure that it is not required to be maintained by the Firm). Workspaces should be cleared of material, non-public information at the end of each day and whenever left unattended to the extent unauthorized persons may have access to the area. Covered Persons should not discuss material, non-public information in public areas, such as hallways, elevators, restaurants, airplanes or trains. Covered Persons should take care when transmitting material non-public information, particularly by e-mail or fax, and should verify addresses to ensure that only the intended recipients receive the information.

To the extent that persons who have not entered into confidentiality agreements with the Firm visit the Firm’s offices, appropriate care should be taken to ensure that they are not afforded access to any material, non-public or other confidential information.

5.1.5	Arrangements with Consultants

From time to time, the Firm may retain the services of outside consultants to provide advice on economic, financial, or political matters. Apollo’s standard agreement with consultants requires that consultants maintain the confidence of any confidential information of the Firm, Clients or the Funds that is shared with them and, moreover, that they not disclose to any person who does not have a “need-to-know” any material non-public information without the prior written approval of Legal or Compliance. However, if a Covered Person believes that he or she has come into possession of material non-public information from a consultant, the Covered Person should take the steps outlined above under “Inadvertent or Unauthorized Receipt of Material Non-Public Information” in Section 5.1.3.3, above.

5.1.6	No “Big Boy Letters”

Apollo prohibits trading in public securities while potentially in possession of material non-public information in reliance on “big boy letters.”2

5.2	Personal Securities Transactions

Your personal investment activities should always be conducted with the Firm’s reputation in mind and in compliance with all applicable laws and regulations. In addition to complying with all other Code provisions and relevant policies and procedures, all trading in Employee Related Accounts (as defined below) must adhere to the following policies.

5.2.1	New Issues

No personal transactions in initial public offerings are permitted in Employee Related Accounts.

5.2.2	Employee Related Accounts

The Firm has adopted the following general procedures concerning the pre-clearance of certain transactions in, and the reporting requirements with respect to, “Employee Related Accounts,” defined as:

•

All accounts in the name of (i) the Covered Person, (ii) any member of the Covered Person’s immediate family and to whose support the Covered Person significantly contributes, which may include the Covered Person’s spouse, children, stepchildren, grandchildren, parents, grandparents, stepparents, siblings, persons with whom the Covered Person has an adoptive or in-law relationship or (iii) any other person to whose support a Covered Person significantly contributes;

•	All accounts in which any of the above persons (collectively, the “Relevant Persons”) has a direct or indirect beneficial ownership interest; and

•	All other accounts over which any Relevant Person exercises any investment control, influence or discretion.

[2]	A big boy letter states that parties to a transaction understand that one of them may have more information than the other, but because they are both sophisticated investors, they are entering into the transaction notwithstanding the information disparity and its potential effect on the price of the securities.

The term “beneficial ownership,” for purposes of the definition of Employee Related Accounts, is interpreted as set forth in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended. Under this rule, a person has “beneficial ownership” of securities if the person, directly or indirectly, through any contract arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities. A “pecuniary interest” in a security means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security. A person is presumed to have an “indirect pecuniary interest” in securities held by members of such person’s immediate family sharing the same household, although this presumption may be rebutted. For additional information on what would be considered an “indirect pecuniary interest,” see Appendix 5.2.2.

Consult with the Compliance Officer or designee if you have any questions as to whether an account is covered by the policies in this Section 5.2.2.

5.2.3	PTCC

All pre-clearance of personal trades, various compliance certifications and other compliance related procedures are managed through the Personal Trade Control Center (“PTCC”). All Apollo employees are required to register with PTCC and obtain user identification numbers and passwords.

5.2.4	Pre-clearance for Trades other than in Apollo Publicly Traded Securities

This Section 5.2.4 applies to trades in securities other than in Apollo publicly traded securities The policy for trading in Apollo publicly traded securities is discussed in Section 5.3, below.

All personal securities transactions not subject to an exclusion below must be pre-cleared by the Compliance Officer.

Transactions involving the following are excluded from the pre-clearance requirement:

•	Government and municipal securities;

•	Exchange Traded Funds (“ETFs”) and closed-end funds;[3]

•	Mutual funds (i.e., open-ended investment companies);

•	Variable annuities; and

•	Transactions in fully-managed accounts, where Relevant Persons have no investment control, influence or discretion.

ALL personal securities transactions in equity or debt securities (including any derivatives thereof) held in Employee Related Accounts require pre-clearance by the Compliance Officer. Pre-cleared trades are authorized for a limited window period of up to 3 business days and are subject to a minimum holding period of 90 days.

[3]	Transactions in ETF’s and closed-end funds are not subject to the Market Cap Rule discussed in Section 5.2.4.1 of this manual.

Requests for pre-clearance must be sent through PTCC and must contain a representation that the Relevant Person is not in possession of material non-public information and, in the case of proposed sales, that the securities have been held for a minimum of 90 days.

5.2.4.1	Approval Guidelines for Trades other than in Apollo Publicly Traded Securities

Approval will not be granted for the purchase of securities of companies with a market capitalization for the outstanding equity on the date of trade of (x) more than $100 million and (y) less than $10 billion (the “Market Cap Rule”). From time to time, exceptions may be made to the Market Cap Rule. In the event that an exception from the restriction is granted, the Chief Compliance Officer or designee shall make and maintain a record of the basis for the exception. In addition, no personal transactions in initial public offerings are permitted and no securities may be sold short.

5.2.4.2	Limitations on Trading and Minimum Holding Period for other than AP Alternative Assets, L.P. Securities

Apollo encourages long-term investing by its Covered Persons and discourages active trading because of the potential conflicts of interest and distractions during business hours. Covered Persons are prohibited from engaging in day-trading.

All discretionary authority account transactions in securities are subject to a minimum investment holding period of 90 days.

The holding period for options will be determined at the time approval is provided. Securities may not be sold short in Employee Related Accounts.

5.2.4.3	Private Placements

Investments in private placements (examples include hedge funds, investment partnerships, etc.) must be pre-cleared by the Compliance Officer. Relevant Persons wishing to request pre-clearance of private placements that are not sponsored by Apollo must submit a pre-clearance form to the Compliance Officer. A Pre-Clearance Form for Private Placements is available in Appendix 5.5 to the Firm’s Supervisory Procedures Manual. Pre-clearance for investments in private placements sponsored by Apollo will be documented through the subscription process.

5.2.4.4	Private Funds and Alternative Investments

Sales of, or withdrawals from, private funds and alternative investments must be pre-cleared by the Compliance Officer by email.

5.2.4.5	Personal Investment Accounts

Investment transactions in fully-managed accounts, where the Covered Person has no investment control, influence or discretion, and accounts in which only mutual funds may be purchased are permitted without pre-clearance by the Compliance Officer. Written certification as to account status will be required at least annually.

5.2.5	Reporting Requirements

Each Covered Person must periodically report to the Compliance Officer or designee all holdings and transactions in Employee Related Accounts, in accordance with this Section 5.2.5.

5.2.5.1	Holdings Reports

Covered Persons are required to submit a report of the holdings of all Relevant Persons in Employee Related Accounts upon hire and annually thereafter (a “holdings report”). New Covered Persons are required to complete the New Covered Person Disclosure Form and provide it to the Compliance Officer or designee within 5 business days of joining the Firm, which shall also function as the initial holdings report for Covered Persons. For a sample copy of this form, see Appendix 5.2.2 to the Firm’s Supervisory Procedures Manual. The information in a holdings report must be current as of a date no more that 45 days prior to the date such holdings report was submitted.

The holdings report must contain, at a minimum, the following information:

•

The title and type of security, and as applicable, the exchange ticker symbol or CUSIP number, number of shares and principal amount of each reportable security in which the Relevant Persons have any direct or indirect beneficial ownership;

•	The name of any broker, dealer or bank with which the Relevant Persons maintain an account in which any securities are held for the Relevant Person’s direct or indirect benefit;

•	If securities are held other than with a broker, dealer or bank, the location of the securities; and

•	The date that the Covered Person submits the report to the Compliance Officer.

A sample holdings report is included in Appendix 5.3.1 to the Firm’s Supervisory Procedures Manual. Submission to the Compliance Officer or designee of a duplicate copy of the most recent periodic broker statements of the Relevant Persons within the time frame listed herein will be sufficient to fulfill this requirement, if such broker statements include all required information for all securities and there are no securities held outside such accounts.

5.2.5.2	New Employee Related Accounts and Closed Accounts

Each Covered Person must promptly notify the Compliance Officer or designee in writing (e-mails accepted) of the opening of any Employee Related Account. The notice must include the name and number of such Employee Related Account, and the name and address of the broker-dealer or financial institution where such account is maintained.

Each Covered Person also must promptly notify the Compliance Officer or designee if an Employee Related Account is closed.

5.2.5.3	Duplicate Statements

In order to meet the holdings report and transaction report requirements, duplicate account information for all discretionary brokerage accounts must be sent directly to the Chief Compliance Officer, designee, or PTCC within 30 days after the end of the applicable period. A sample authorization letter requesting broker-dealers to send duplicate statements to the Firm is available at Appendix 5.2.4.1B.

Access to duplicate account information with respect to Employee-Related Accounts and other personal securities holdings will be restricted to those persons who are assigned by the Firm to perform review functions, and all such materials will be kept confidential except as otherwise required by law.

5.2.5.4	Piggy-Backing and Front-Running

You may not receive any personal advantage from information which has been obtained by, or in the course of, the performance of your duties at the Firm. Therefore, “piggy-backing” and “front-running” (i.e., purchasing or selling a security for an account of the adviser or an affiliate or employee of an adviser prior to its purchase for a client account) are prohibited.

5.2.5.5	Transactions Reports

Except for accounts where Covered Persons have no influence over trading decisions and automatic investment plans, each Covered Person must also provide electronic feeds from their brokerage accounts to provide transactions reports (“transaction reports”), no later than 30 days after the end of each calendar quarter, containing information regarding transactions in all of the Relevant Persons’ Employee Related Accounts and transactions in any securities held outside of such accounts. The transaction reports must cover, at a minimum, all transactions during the quarter, and must include the following information:

•

The date of the transaction, the title and, as applicable, the exchange ticker symbol or CUSIP number, the interest rate and maturity date, the number of shares and the principal amount of each reportable security involved;

•	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•	The price of the security at which the transaction was effected;

•	The name of the broker, dealer or bank with or through which the transaction was effected;

•	If not effected through a broker, dealer or bank, the location of the securities and a description of how the transaction was effected; and

•	The date that the Covered Person submits the report to the Compliance Officer.

Transaction reports shall not be required for the following types of transactions:

•	U.S. government and municipal securities;

•	ETFs and closed-end funds;

•	Mutual funds (i.e., open ended investment companies);

•	Variable annuities; and

•	Transactions in fully-managed accounts, where Covered Persons have no investment control, influence or discretion.

5.3	Employee Trading Policy for Apollo Publicly Traded Securities

See Appendix 5.3

6.	OTHER BUSINESS CONDUCT

You are expected to conduct the Firm’s business in accordance with the highest legal and ethical standards, respecting the Firm’s clients, investors and related parties, dealing responsibly with the Firm’s assets, and complying with applicable legal and regulatory requirements.

6.1	Assets of the Firm

You are expected to protect the Firm’s assets as well as the assets of others that come into your custody.

The Firm’s assets include not only financial assets such as cash and securities and physical assets such as furnishings, equipment and supplies, but also client relationships and intellectual property such as information about clients, investors, related parties, systems and people. All property created, obtained, or compiled by or on behalf of the Firm belongs to the Firm.

The Firm’s assets should be used only for the conduct of the Firm’s business, except where limited incidental personal use is authorized by the Code or other applicable policies.

6.2	Telephones, E-Mail, Internet and other Electronic Communications Devices

Telephones, electronic mail (e-mail) systems and other electronic communications devices provided by Apollo, whether in the workplace or elsewhere, are the property of the Firm and should be used for business purposes. Limited incidental personal use is permitted, consistent with the Code and all other policies of the Firm.

The Firm’s computer and electronic communications systems are configured to retain records consistent with the Advisers Act. To ensure compliance, you must:

•	Save and store all files, including but not limited to documents, spreadsheets, and presentations, on the Firm network; and

•

For all electronic communications related to the Firm’s business must be sent through the Firm’s e-mail facilities or other electronic communication systems at all times, including when away from the office. You must not use text messaging on personal or Firm-provided devices, instant messaging services (other than instant messaging services that have been approved by Apollo) or any other form of electronic communication that has not been approved by Apollo to conduct Apollo business.

The use of e-mail and the internet must conform to the Firm’s policies. E-mail and internet systems may be used to transmit or provide access to confidential information only when such information is adequately protected and transmitting such information is necessary for business purposes.

Among other things, unless used for a permitted purpose, the following are prohibited:

•

Statements, which if made in any other forum, would violate any of our policies, including policies against discrimination and harassment, participation in impermissible or illegal activities, and the misuse of confidential information, and

•	Accessing, downloading, uploading, saving, or sending sexually-oriented or other lewd or offensive materials.

In addition, you must not forward documents which would be considered proprietary to the Firm and/or marked “For Internal Use Only” outside the Firm without the consent of your supervisor or legal.

You may not participate (that is, communicate) in chat rooms, social media web sites (such as social networking sites), or similar media or post information to public electronic bulletin boards or blogs that relates in any way to (i) the business of the Firm or (ii) your employment at the Firm.

Persons associated with the Firm may not establish personal web sites that disclose their employment by the Firm or that contain content which relates in any way to the business of the Firm or its affiliates.

There is no right to privacy in any data and/or communications transmitted through, received by, or contained in the Firm’s electronic or telephonic equipment or systems. The Firm considers all such data and communications to be the property of the Firm. Subject to applicable laws and regulations, the Firm reserves the right to monitor, review and disclose all such data and communications as it deems appropriate. In addition, the Firm has implemented an e-mail surveillance program pursuant to which your e-mails may be reviewed by Compliance.

6.3	Internal Controls, Record Retention and Reporting

Internal controls and record retention policies have been established in order for Apollo to meet both legal and business requirements.

The falsification of any book, record or account relating to the business of Apollo, its clients or to the disposition of assets of the Firm or its clients (including, without limitation, the submission of any false personal expense statement, claim for reimbursement of a non-business expense or a false record or claim under an employee benefit plan) is prohibited.

All forms of recorded information created or received in the course of conducting the Firm’s business or involving the Firm’s legal obligations must be maintained and/or discarded in accordance with the Firm’s policies on record retention set forth in Apollo’s Supervisory Procedures Manual. All Covered Persons are responsible for being familiar, and complying, with these policies. Notwithstanding any other provision of such record retention policies, no document or record may be destroyed if you have been advised or otherwise should recognize that it may be relevant to a pending or threatened legal or regulatory proceeding.

It is of critical importance that Apollo’s filings with regulatory authorities be accurate and timely. Information provided to those involved in preparation of the Firm’s disclosures to regulators and investors should be complete, accurate and informative.

6.4	Limits of your Authority

Your authority to act on behalf of Apollo is limited by various laws, regulations, corporate charters, bylaws and resolutions and by internal policies and procedures. You may not sign any documents, or otherwise represent or exercise authority on behalf of any Apollo entity unless you are specifically authorized to do so.

Any Covered Person who is authorized to take action on behalf of Apollo must first conduct appropriate inquiries and due diligence to determine that the taking of such action is appropriate and consistent with the Firm’s business objectives, policies and procedures. Covered Persons who are responsible for supervising any other person in connection with actions taken on behalf of the Firm, must provide appropriate supervision under the circumstances, which may include independently verifying information and conducting additional inquiries, to ensure that it is appropriate to rely on such information.

6.5	Post-Employment Responsibilities

As a condition of continued employment or other association with Apollo, Covered Persons will have certain responsibilities after their employment or other association with Apollo terminates. Specifically, all Covered Persons, after the termination of their employment or other association, must (in addition to other specific requirements of the Code and any employment agreements with the Firm):

•

Return all Firm assets in their possession, including, but not limited to, files, records, building access cards, keys, cell phones, mobile or remote computers, corporate credit cards, computer software, hardware and disks;

•

Maintain the confidentiality of confidential information relating to the Firm, its clients, investors, related parties, or any other confidential information obtained in the course of their employment;

•	Refrain from insider trading based on information obtained in the course of employment by Apollo;

•	If requested, assist Apollo with investigations, litigation, and the protection of intellectual property relating to their employment;

•

Refrain from soliciting a business or investment opportunity that you became aware of during your employment or other association with the Firm, from someone doing business or seeking to do business with Apollo; and

•	Refrain from taking for yourself a business opportunity belonging to the Firm or any client that you became aware of during your employment or other association with the Firm.

6.6	Soft Dollar Arrangements

Soft dollar arrangements require the prior approval of the Compliance Officer. The SEC defines a “soft dollar arrangement” as an arrangement under which products or services other than execution of securities transactions are obtained by an adviser from or through a broker-dealer in exchange for the adviser directing client brokerage transactions to the broker-dealer. Soft dollar arrangements may be formal written agreements or informal agreements to direct trades to a particular broker-dealer.

Because soft dollar arrangements may present conflicts of interest between Apollo and its clients, the Fund Trader must disclose any proposed soft dollar arrangements on the Broker Request Form attached as Appendix 7.5.7.1.1 to Apollo’s Supervisory Procedures Manual and obtain approval from Compliance before entering into a soft dollar arrangement.

7.	MONEY LAUNDERING

It is the policy of Apollo to comply with all applicable federal and state laws and regulations designed to combat money laundering. The Firm is committed to taking reasonable and practical steps to help achieve this goal.

Apollo has established policies, procedures and internal controls designed to assure compliance with federal law and regulations regarding money laundering and terrorist financing. In this regard, the Firm’s goal is to:

•	Accept investments only from legitimate law-abiding investors;

•	Cause each of our clients to accept investments only from legitimate, law-abiding investors; and

Invest, and cause each of our clients to invest, only in legitimate, law-abiding companies.

7.1	AML Compliance Officer

Apollo has appointed Cindy Michel to serve as its Anti-Money Laundering (“AML”) Compliance Officer (the “AML Compliance Officer”). The AML Compliance Officer is responsible for monitoring compliance with applicable federal and state law regarding the AML efforts, conducting or overseeing ongoing training programs designed to familiarize employees with the requirements of AML laws and compliance efforts, and updating senior management of developments in AML compliance efforts and/or applicable laws. Any questions or comments regarding these policies and procedures should be directed to the AML Compliance Officer.

7.2	Money Laundering

In general, money laundering consists of moving cash or other financial assets attributable to illicit activities through one or more legitimate accounts, businesses or other conduits for the purposes of making such cash or assets appear to be attributable to legitimate activities or otherwise more difficult to trace back to their illicit source.

Regulators and law enforcement agencies will prosecute firms and individuals for assisting a money launderer, disregarding legal requirements or deliberately “turning a blind eye” to criminal activity. Covered Persons are personally responsible for complying with anti-money launderings laws and must immediately report suspicions of money laundering to the AML Compliance Officer.

The following policies and procedures must be adhered to at all times.

7.2.1	Know Your Customer (“KYC”)

The “Know Your Customer” process is a vital element of the investor acquisition and retention process. Appropriate due diligence must be completed prior to establishing a business relationship with any investor. The due diligence review must be designed to address any money laundering risks based on the nature and geographic location of the investor. The level of due diligence conducted must be reasonable under the circumstances and may require that additional steps be taken with regard to investors who appear to present an increased money laundering risk. In some instances it may be reasonable for the Firm to rely on a placement agent or other financial intermediary with appropriate AML policies and procedures in place to conduct the due diligence required with respect to investors introduced to the Firm by such placement agent or financial intermediary.

Procedures for verifying the identity of investors are set forth in the Supervisory Procedures Manual. The Firm is required to comply with the economic sanctions imposed by the U.S. against certain countries. The Department of Treasury’s Office of Foreign Assets Control (“OFAC”) maintains a list of certain foreign governments and certain specially designated nationals on which sanctions have been imposed. In connection with KYC due diligence, the AML Compliance Officer or designee will compare each potential investor to the OFAC list to ensure that funds are not accepted from or paid to any geographic region, person or entity subject to U.S. sanctions. These comparisons must be completed prior to the acceptance of any investor.

Procedures for performing OFAC checks are set forth in the Supervisory Procedures Manual.

7.3	OFAC Prohibited Assets

The United States Department of Treasury has enacted regulations that prohibit effecting transactions in certain assets. The following are generally prohibited:

•	Securities registered or inscribed in the name of a Cuban national;

•	Sovereign debt securities representing obligations of the governments of Cuba, Iran, Libya, North Korea, and Sudan;

•	Debt or equity securities representing obligations of, or ownership interests in, companies appearing on OFAC’s Specifically Designated Nationals list;

•	Debt or equity securities representing obligations of, or ownership interests in, companies located in Cuba; and

Any bankers acceptances or any other securities which represent obligations of, or ownership interests in, entities owned or controlled by blocked commercial or governmental entities referenced above.

7.4	Suspicious Activity

Any “suspicious activities” of any of the Firm’s potential investors or investors must be reported promptly to the AML Compliance Officer. Suspicious activities are difficult to define and are generally left to the common sense of the individual. However, signs of suspicious activity may include:

•	Unusual concern exhibited by an investor regarding Apollo’s compliance with the AML laws, rules and regulations or other government reporting requirements;

•

An investor (or persons/entities publicly associated with such investor) that has a questionable background or is the subject of news reports indicating possible criminal, civil or regulatory violations;

•

An investor who appears to be acting as the agent for another entity but declines, evades or is reluctant, without legitimate commercial reasons, to provide any information in response to questions about that entity;

•	An investor is a non-U.S. bank that declines to provide information regarding ownership;

•	An investor refuses or fails to provide requested information;

•	Information provided by the investor appears false or suspicious, is inconsistent or cannot be explained after additional inquiries;

•	The investor appears to be controlled by a senior foreign political figure;

•

Wire transfers or transactions with individuals or entities, or through countries, identified by the U.S. Department of Treasury as being a “primary money laundering concern,” financial secrecy haven countries, or otherwise reasonably suspected of money laundering, terrorism or other illegal activities without an apparent business reason; and

•	Any suspicious financial transactions, such as capital contributions made in the form of cash, travelers checks, money orders, cashiers checks or third-party checks.

For business and security purposes, no one other than senior management or the AML Compliance Officer or designee may contact any person suspected of suspicious activities.

8.	OUTSIDE ACTIVITIES, GIFTS AND OTHER POTENTIAL CONFLICTS OF INTEREST

A conflict of interest may arise from an employee’s involvement in outside interests or relationships that may either conflict with the employee’s duty to the Firm, adversely affect the employee’s judgment in the performance of his or her responsibilities or provide an actual or potential personal benefit. The benefit may be direct or indirect, financial or non-financial, through family connections, personal associations or otherwise. It is the policy of Apollo that all employees conduct the business affairs of the Firm in accordance with the highest principles of business ethics and in such a manner so as to avoid such conflicts of interest, whether actual or potential.

Covered Persons should promptly report to the Compliance Officer or designee any situation or circumstance which may give rise to a conflict of interest.

While it is not possible to describe all circumstances where a conflict of interest exists or may exist, the following is intended to provide some guidance about potential conflicts of interest.

8.1	Making Impartial Business Decisions

To avoid a conflict of interest, employees should approach all persons doing or seeking to do business with Apollo in an entirely impartial manner. The only criterion of any business decision should be whether Apollo’s clients’ best interests are promoted, and any circumstances which could call such impartiality into question should be disclosed to the Compliance Officer. For example, any factors suggestive of a possible conflict in connection with recommending an investment must be disclosed, as should any personal connection that an employee may have with an outside party, such as a consultant, with which we are considering doing business.

8.2	Potential Conflicts of Interest under Limited Partnership Agreements and Offering Materials

The Apollo Limited Partnership Agreements and the offering materials of the various Apollo funds contain various provisions relating to possible conflicts of interest, which are too detailed to summarize in this Code. If you are aware of circumstances that you feel might constitute a conflict of interest between Apollo or any of its Covered Persons and our limited partners you must bring the matter to the attention of a member of legal.

8.3	Dealing With Portfolio Companies

Having an interest in a Firm that does business with a portfolio company could create a conflict of interest. Covered Persons must make full disclosure of any such interests to the Compliance Officer.

8.4	Personal Relationships

In general, without prior approval from the Compliance Officer, you may not act on behalf of Apollo in any transaction or business relationship involving yourself, members of your family, or other persons or organizations with which you or your family have any significant personal connection or financial interest.

You may not engage in self-dealing or otherwise trade upon your position with Apollo or accept or solicit any personal benefit from a client, investor or related party that is not generally available to other persons or made available to you due to your position with Apollo (except in accordance with our policies regarding the occasional acceptance of gifts).

Negotiating with Apollo on behalf of others with whom you or your family have a significant connection should be avoided if there is a risk that your involvement would be perceived as self-dealing or trading upon your position with the Firm.

8.5	Outside Business and Memberships

Your outside activities must not reflect adversely on Apollo or give rise to a real or apparent conflict of interest with your duties to the Firm. You must be alert to potential conflicts of interest and be aware that, as a condition to your continued employment or other association with the Firm, you may be asked to discontinue any outside activity if a potential conflict arises. Outside activities must not interfere with your job performance or require such long hours as to affect your physical or mental effectiveness. Your job at Apollo should always be your first work priority.

8.5.1	Pursuing Firm Business or Investment Opportunities

Without the approval of the Compliance Officer, you may not, directly or indirectly:

•

Accept a business or investment opportunity from someone doing business or seeking to do business with Apollo that is made available to you solely as a result of your association with the Firm and whose acceptance would create a perception that actions you take may not be in the Firm’s or its clients best interest;

•	Take for yourself a business opportunity belonging to the Firm or any client; or

•	Engage in personal investing or trading, except as otherwise permitted herein.

8.5.2	Outside Employment

Except as authorized by the Compliance Officer, Covered Persons may not be employed, provide services for, or receive remuneration from any person or entity other than the Firm or any related party.

Covered Persons and their immediate family members may not work for, or serve as a director, officer, trustee of or adviser to, a competitor of the Firm, except with the prior approval of the Compliance Officer. In addition, Covered Persons may not serve as a director of any for-profit institution or member of a creditors’ committee except in connection with such Covered Person’s employment responsibilities, without the prior approval of the Compliance Officer.

Each Covered Person who seeks approval for engaging in any outside employment described in this Section 8.5.2, must complete and submit the “Outside Business Activity Approval Request Form,” found on Apollo’s intranet, describing the nature of the outside employment, the time commitment involved, the parties for whom such Covered Person will be working or associated with, and other relevant particulars of the employment. Requests to engage in such outside employment will be reviewed by the Compliance Officer or designee on a case-by-case basis.

On an annual basis, all Covered Persons who have disclosed prior outside business activities will be required to certify that;

•	their outside employment is still active;

•	their current and future involvement with the outside business will not materially interfere with their duties and responsibilities as an Apollo employee;

•	their outside employment will not result in any material conflict of interest for Apollo or its clients; and

•	they will not disclose or use any proprietary or confidential information in connection with their outside business activities.

8.5.3	Memberships

The Firm supports its employees’ involvement in community activities, professional organizations and not-for-profit organizations, provided such activities do not violate the law or directly and materially affect the Firm. Before joining an organization or engaging in such activities, Covered Persons should evaluate whether the membership or participation could cause, or appear to cause, a conflict of interest. If there is any question as to whether a conflict of interest exists or may exist, the Covered Person should consult with the Compliance Officer or designee before joining such organization or engaging in such activities.

8.5.4	Government Positions

Covered Persons must consult the Compliance Officer or designee before becoming a candidate for public office or accepting any government position, including as a member, director, officer or employee of a governmental agency, authority, advisory board or other board (e.g., a public school or library board).

8.6	Gifts

Covered persons must (1) pre-clear all gifts with the Chief Compliance Officer or designee given to anyone doing business with, or who is seeking to do business with Apollo, and (2) promptly report to the Chief Compliance Officer or designee all gifts received from anyone doing business with, or who is seeking to do business with, the Firm regardless of value through PTCC. No Covered Person may accept gifts having an aggregate value of $100 per year from any person associated with a broker-dealer. A Covered Person is prohibited from soliciting gifts for his or herself or for anyone else, or accepting gifts from, or giving gifts to, anyone in return for any business, service, or confidential information of the Firm.

For the purposes of the Code, the term “gift” includes anything of value for which you are not required to pay the retail or usual and customary cost. A gift may include meals or refreshments, goods, services, tickets to entertainment or sporting events, or the use of a residence, vacation home, or other accommodations. Gifts given by others to members of your family, to those with whom you have a close personal relationship, and to charities designated by you, are considered to be gifts to you for purposes of the Code.

Covered Persons may, however, accept or give customary and inexpensive gifts (including birthday and anniversary gifts, gifts for recognition of service and accomplishment), common courtesies, promotional items, business-related meals, entertainment or favors, and attend or host permitted golf outings and similar business related functions, when (i) such gifts are neither so frequent nor so generous as to appear excessive, (ii) the acceptance or giving of such gift will not place the recipient under any obligation to the donor and will not create the appearance of influencing the recipient and (iii) the level of expense associated with such gift is reasonable and customary in the context of the Firm’s business and the relationship with the donor or recipient. As a general matter, gifts having a value of $100 or less will be considered immaterial and therefore permissible. All investment professionals must record gifts of a material value they accept or give on a semi-annual basis on their semi-annual Investment Professional Questionnaire.

The giving of gifts to public employees is in most cases strictly limited by law or regulation. However, depending on the jurisdiction, there may be exceptions. All gifts to public employees must be pre-approved by the Compliance Officer.

8.7	Entertainment

Prior to entertaining a public employee (U.S. or non-U.S.), you must obtain pre-clearance from Compliance (e-mail acceptable).

9.	POLITICAL CONTRIBUTIONS

Improper contact with public employees at any level of government – including elected officials, appointed officials, and public employees at the federal, state, and local levels – may adversely impact the Firm’s business interests and reputation. Improper contact may also lead to civil and criminal liability for the individual employee, and potentially for the Firm as well. This Section of the Code sets forth the Firm’s policies for political giving and related activities. Key terms relevant to this Section of the Code are in “bold font” and are defined below.

The Firm and its Covered Persons are prohibited from:

(i) making a contribution that is not in compliance with this Section of the Code.

(ii) providing or agreeing to provide, directly or indirectly, payment to any person to solicit a government entity for investment advisory services, unless such person is a regulated person or is an executive officer, general partner, managing member (or, in each case, a person with a similar status or function), or employee of the investment adviser; and

(iii) coordinating or soliciting any person or political action committee (“PAC”) to make, any:

(A) contribution to an official of a government entity to which the Firm is providing or seeking to provide investment advisory services; or

(B) payment to a political party of a state or locality where the Firm is providing or seeking to provide investment advisory services to a government entity.

The Firm and its Covered Persons are prohibited from doing anything indirectly that they would be prohibited from doing directly, including making “conduit” contributions through third parties, including through family members, affiliates, or other persons or entities.

The above prohibitions apply to covered investment pools. Specifically, an investment adviser to a covered investment pool in which a government entity invests or is solicited to invest is treated as though that investment adviser were providing or seeking to provide investment advisory services directly to the government entity.

9.1	Preclearance of Political Contributions

All Covered Persons will be required to request through PTCC (email acceptable) preclearance prior to making any political contribution.

This requirement to obtain prior approval before making a contribution applies to your immediate family members who reside with you and to whose support you significantly contribute, which may include your spouse, children, stepchildren, grandchildren, parents, grandparents, stepparents, siblings, persons with you have an adoptive or in-law relationship or any other person to whose support you significantly contribute.

9.2	Preclearance of Contribution Related Activity

All Covered Persons are required to request in through PTCC preclearance prior to coordinating or soliciting any person or PAC to make, any:

(A) contribution to an official of a government entity; or

(B) payment to a political party of a state or locality.

This requirement to obtain prior approval applies to your immediate family members who reside with you and to whose support you significantly contribute, which may include your spouse, children, stepchildren, grandchildren, parents, grandparents, stepparents, siblings, persons with whom you have an adoptive or in-law relationship or any other person to whose support you significantly contribute. The approval notice will include any restrictions or conditions imposed by the Chief Compliance Officer or designee deems appropriate.

9.3	Payments for Soliciting a Government Entity

Prior to paying or agreeing to provide, directly or indirectly, payment to any person to solicit a government entity for investment advisory services, a written (email acceptable) request must be made to the Chief Compliance Officer or designee and approval obtained.

9.4	Definition of Key Terms

9.4.1	Contribution

For purposes of this Section of the Code, the term “contribution” means any gift, subscription, loan, advance, or deposit of money or anything of value made for:

(i) The purpose of influencing any election for federal, state or local office;

(ii) Payment of debt incurred in connection with any such election;

(iii) Transition or inaugural expenses of the successful candidate for state or local office; or

(iv) A PAC organized under federal or state law.

9.4.2	Executive Officer

For purposes of this Section of the Code, the term “executive officer” of an investment adviser means:

(i) The president;

(ii) Any vice president in charge of a principal business unit, division or function (such as sales, administration or finance);

(iii) Any other officer of the investment adviser who performs a policy-making function; or

(iv) Any other person who performs similar policy-making functions for the investment adviser.

Please note that a person who is not an employee of the Firm may be deemed to be an “executive officer.”

9.4.3	Government Entity

For purposes of this Section of the Code, “government entity” means any state or political subdivision of a state, including:

(i) Any agency, authority, or instrumentality of the state or political subdivision;

(ii) A pool of assets sponsored or established by the state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to a “defined benefit plan” as defined in section 414(j) of the Internal Revenue Code (26 U.S.C. 414(j)), or a state general fund;

(iii) A plan or program of a government entity; and

(iv) Officers, agents, or employees of the state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity.

9.4.4	Official

For purposes of this Section of the Code, “official” means any person (including any election committee for the person) who was, at the time of the contribution, an incumbent, candidate or successful candidate for elective office of a government entity, if the office:

(i) Is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity; or

(ii) Has authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity.

9.4.5	Payment

For purposes of this Section of the Code, “payment” means any gift, subscription, loan, advance, or deposit of money, in-kind donations of goods and services or anything of value. In-kind contributions include goods and services offered free of charge or at a discount to a campaign, as well as payments to third party vendors for goods and services provided to a campaign.

9.4.6	Plan or Program of a Government Entity

For purposes of this Section of the Code, “plan or program of a government entity” means any participant-directed investment program or plan sponsored or established by a state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to, a “qualified tuition plan” authorized by section 529 of the Internal Revenue Code (26 U.S.C. 529), a retirement plan authorized by section 403(b) or 457 of the Internal Revenue Code (26 U.S.C. 403(b) or 457), or any similar program or plan.

9.4.7	Public Employee

For purposes of this Section of the Code, “public employee” means any employee of a government entity.

9.4.8	Regulated Person

For purposes of this Section of the Code, “regulated person” means:

(i) An investment adviser registered with the Commission that has not, and whose covered associates have not, within two years of soliciting a government entity:

(A) Made a contribution to an official of that government entity, other than de minimis contribution; and

(B) Coordinated or solicited any person or PAC to make any contribution or payment described in Section 9.2; or

(ii) A “broker,” as defined in section 3(a)(4) of the Securities Exchange Act of 1934 (15 U.S.C. 78c(a)(4)) or a “dealer,” as defined in section 3(a)(5) of that Act (15 U.S.C. 78c(a)(5)), that is registered with the Commission, and is a member of a national securities association registered under section 15A of that Act (15 U.S.C. 78o-3), provided that:

(A) The rules of the association prohibit members from engaging in distribution or solicitation activities if certain contributions have been made; and

(B) The Commission, by order, finds that such rules impose substantially equivalent or more stringent restrictions on broker-dealers than Rule 206(4)-5 imposes on investment advisers and that such rules are consistent with the objectives of Rule 206(4)-5.

9.4.9	Solicit

For purposes of this Section of the Code, “solicit” means:

(i) With respect to investment advisory services, to communicate, directly or indirectly, for the purpose of obtaining or retaining a client for, or referring a client to, an investment adviser; and

(ii) With respect to a contribution or payment, to communicate, directly or indirectly, for the purpose of obtaining or arranging a contribution or payment.

9.4.10	Covered Investment Pool

For purposes of this Section of the Code, “covered investment pool” means:

(i) An investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) that is an investment option of a plan or program of a government entity; or

(ii) Any company that would be an investment company under section 3(a) of the Investment Company, but for the exclusion provided from that definition by either section 3(c)(1), section 3(c)(7) or section 3(c)(11) of the Investment Company Act.

9.5	Avoiding Coercion and the Appearance of Coercion

Federal, state, and local campaign finance law prohibits coercion in connection with the solicitation of campaign finance contributions. To avoid coercion and the appearance of coercion, the solicitor should:

•	Only solicit individuals of the same management level as the solicitor (i.e., partners should not solicit junior employees).

•

Avoid linking the making of a contribution, whether directly or by implication, with the potential donor’s employment at the firm, their prospects for a promotion, or any other condition of their employment.

•	Inform the potential donor that contributions are voluntary and will not be reimbursed, and that the potential donor may refuse to contribute without fear of reprisal.

•	Refrain from pressuring colleagues to make a contribution if they express hesitation about doing so.

Refrain from stating that the election of the candidate would benefit Apollo, though the solicitor may make general statements about the importance of the election to private equity firms.

9.6	Use of Firm Name and Resources

The use of Firm resources to solicit contributions should be avoided. Solicitations should not involve:

•	The use of Apollo computers, phones and other property beyond incidental use.

•	Communications drafted or sent out on Apollo letterhead.

The assistance of Apollo staff, including assistants and support staff.

9.7	Reimbursement of Contributions

The reimbursement of campaign contributions is a violation of federal, state, and local campaign finance law, and should be diligently avoided. Solicitors should under no circumstances agree to reimburse all or any portion of a contribution, or imply that reimbursement will be forthcoming.

9.8	Political Contributions of Portfolio Companies

It is Apollo’s policy not to direct the political contributions of its portfolio companies. No request to do so shall be granted.

9.9	Solicitation of Political Contributions and Fundraising Events

As a matter of policy, the Firm generally will not make direct contributions in connection with federal, state, or local elections.

The firm may from time to time elect to hold a fundraising event in coordination with a candidate for federal, state, or local office. All fundraising events must be pre-cleared by the Chief Compliance Officer, or designee, who may consult with Legal as required.

9.10	Solicitation of Potential Investors

Proper solicitation of potential limited partner investors should emphasize the experience and other advantages of Apollo, and concentrate on providing accurate information to investors so they can make informed decisions. Solicitations that could cast doubt on the integrity of Apollo, its employees, or its portfolio companies are prohibited regardless of the justification for such activities. Prohibited activities include:

•	Using deceptive or misleading statements.

•	Attempting to induce individuals to place their personal interests above those of the companies or organizations they represent.

•	Inducing an individual to breach a contract with a third party.

•	Violating any law, regulation or Apollo policy.

•	Engaging in any activity that could damage Apollo’s reputation.

•	Entering agreements with competitors, or violating antitrust laws.

In sum, Covered Persons may only use legal, ethical, and proper methods to solicit potential limited partner investments. No Covered Person shall make payments to solicit potential investors.

9.11	Donations to Charities Suggested by Investors

Donations to a charity suggested by a person that is affiliated with a public sector investor, such as a pension fund or sovereign wealth fund, are generally prohibited.

10.	NOTICE REQUIREMENTS

10.1	Ownership Interest in Registered Securities

You are required to notify a member of Legal prior to Apollo’s clients obtaining, in the aggregate, 10% or more of any class of registered equity securities, or upon becoming a member of a group that, including the aggregate position of Apollo’s clients, obtains more than 10% of any class of registered equity securities. Apollo is obligated to report any change in beneficial ownership of the reporting company. You are required to notify a member of Legal the same day of any transaction that affects the beneficial ownership of a reporting company.

10.2	Section 13 Reportable Company

You are required to notify a member of Legal of any Section 13 Reportable Transaction involving investments. A “Section 13 Reportable Transaction” is any transaction in which Apollo, or any group in which it participates, intends to acquire or has acquired more than 5% of a registered class of the voting securities of a reporting company. You are also required to report all transactions in a reporting company that you effect in your Employee Related Accounts.

10.3	Board Membership

You are required to notify a member of Legal and the Compliance Officer or designee prior to becoming the officer or director of a reporting company, and to notify a member of Legal of any security interest in the reporting company.

All investment professionals must update their board memberships on their semi-annual Investment Professional Questionnaire.

10.4	Complaints

You must promptly notify the Compliance Officer or designee if you receive written complaints. A “complaint” is defined as any written communication (including electronic communication) from an investor, or any person acting on behalf of an investor, alleging a grievance involving the activities of the Firm or any of its employees.

10.5	Proxies

You must forward to the Fund Controller any proxy you receive on behalf of a client.

11.	BUSINESS CONTINUITY PLAN

Apollo has created a business continuity plan (the “BCP”) to provide guidance to all Covered Persons in the event of an emergency. The purpose of the BCP is to ensure that Apollo can continue to conduct its business in the event of an emergency that results in a business disruption. A copy of the BCP is distributed only to those with a role in implementing the BCP. Covered Persons should call the Firm’s emergency hotline number (800) 609-0140 if a business interruption has occurred.

12.	ANTI-BRIBERY POLICY AND PROCEDURES

Our Code of Ethics is clear; Apollo is committed to upholding the highest ethical standards and operates a zero tolerance policy in respect of bribery. Compliance with the Anti-Bribery Policy and Procedures is part of that responsibility. Everyone at Apollo from the Executive Committee and Senior Management, along with every employee must meet this objective.

The Foreign Corrupt Practices Act (“FCPA”) is a U.S. criminal statute that prohibits promising, authorizing, offering or giving anything of value, directly or indirectly, to Covered Officials (a broad term that includes employees at all levels of non-U.S. governments, including all state agencies as well as employees of state-owned or state-controlled commercial enterprises, such as banks, and non-U.S. political parties and candidates) to corruptly influence them to misuse their position or obtain an improper advantage for the purpose of obtaining or retaining business for Apollo. The FCPA applies to the conduct of Apollo and its officers and employees worldwide because Apollo is a U.S. based company. However, countries besides the U.S. also prohibit bribery of domestic and foreign officials and private individuals, including the U.K. under the Bribery Act 2010, so it is important to ensure compliance with these laws as well. This policy makes references to the FCPA because it is often stricter than those laws.

This document focuses on compliance with the FCPA. Our obligations under the U.K. Bribery Act are set out in the U.K. Supplement to the Apollo Code of Ethics. Those to whom the U.K. Supplement applies must comply with the policies and procedures both in this document and in the U.K. Supplement. If there is inconsistency, then the more restrictive in that respect takes precedence.

You cannot avoid the law by making payments to Covered Officials through a third party. At Apollo it is also prohibited to make payments to third parties where there is a likelihood that the third party will use any of the funds to make a prohibited payment to a Covered Official. Facilitation payments and payments for reasonable and bona fide expenses incurred by a Covered Official generally require prior review by Legal and Compliance before such a payment is made and in all instances must be reported to Compliance and recorded accurately.

All individuals subject to this Policy must promptly report any violation or suspected violation of this Policy to Compliance.

Apollo will investigate all reports made and will not tolerate any kind of retaliation for reports or complaints made in good faith. To the contrary, Apollo protects all reporters, and employees are expected to cooperate in internal investigations.

12.1	Overview of the Foreign Corrupt Practices Act (FCPA)

The FCPA applies to the worldwide conduct of Apollo and its officers, employees, consultants, agents, joint venture partners and other persons acting on behalf of the Company. The FCPA has two principal parts: (1) anti-bribery and (2) accounting.

12.1.1	Anti-Bribery Provision

Generally, the FCPA prohibits Apollo and its officers and employees, from:

•	promising, authorizing, giving, or offering payment

•	of money or anything of value (including gifts, meals and entertainment), or providing any other benefit (e.g., such as offering an intern position to a related person of a Covered Official)

•	directly or indirectly (i.e., through third parties such as agents)

•	to a Covered Official (as defined below)

•	corruptly to induce the recipient to misuse his or her official position or to obtain an improper advantage

•	in connection with Apollo’s business.

12.1.1.1	Restrictions on Payments to Third Parties

You must never promise, authorize, give, or offer anything of value to a third party that you suspect may be passed to Covered Officials or other persons to improperly influence any person’s decision-making. You must not use or allow an agent, consultant, representative or business partner (such as a joint venture participant) to make any payment that Apollo itself cannot make. Under the FCPA, Apollo and individual employees may be held liable for consciously disregarding indications (by ignoring or failing to investigate warning signs) that a third party may be making improper payments. Examples include location of bank wire instructions are different from location of third party agent, size of payment is not commensurate with services performed, general lack of visibility of third party agent’s activities. If you suspect or have reason to suspect that a third party is using even its own funds to make such payments, you must report your suspicions to Compliance.

12.1.2	Accounting Provisions

The FCPA also prohibits the submission of false or misleading records (e.g., mis-stating the number of guests at a business dinner in an employee expense report, or attaching a fictitious receipt to support an expense report).

12.1.2.1	Accurate Records

All of Apollo’s books, records, accounts and financial statements must be maintained in reasonable detail, must accurately reflect Apollo’s transactions, and must be maintained in accordance with Apollo’s system of internal controls.

Any employee who creates or causes the creation of a false or misleading record or accounting entry, or fails to disclose payments, assets or liabilities will be subject to disciplinary action. If you learn of any false or misleading entries, or unrecorded payments, you should report them immediately to Compliance. As noted above, Apollo protects all reporters and will not tolerate any retaliation against parties who report behavior that may be improper.

12.1.2.2	Restrictions on Reimbursements and Use of Cash

Apollo will only pay reimbursements for goods, services, or other expenditures that are fully and properly supported by third-party invoices or receipts in accordance with Apollo’s Travel & Expense Policy. You should refer to Apollo’s Expense Reporting Guidelines. With the exception of normal and customary petty cash requirements, cash transactions in connection with the Apollo’s business are to be avoided.

Cash or cash equivalents may never be provided to a Covered Official unless approved by Compliance in advance. Notwithstanding the forgoing, this prohibition shall not apply to payments for purposes of protecting the health and safety of an Apollo employee or payments made under other extraordinary circumstances where obtaining pre-approval is not feasible. If such payment is made, it should still be accurately recorded and reported to Compliance promptly.

12.1.2.3	Covered Officials

A Covered Official is called a “foreign official” in the FCPA, and is defined broadly to cover any employee of any instrumentality at any level (federal, state, or local) of a non-U.S. government, a non-U.S. political party, or a “public international organization,” a term that includes, among other entities, the United Nations, the World Bank, and the World Health Organization. This definition covers any employees, officers, or agents of any entity in which a non-U.S. government has substantial direct or indirect ownership or control, and therefore includes employees of commercial enterprises in which there is a sufficient level of governmental ownership or control.

Covered Officials under the FCPA are often a broader group of people than the commonplace concept of a government official or public official under the law where the official lives. Thus, an individual may be a Covered Official even if he or she does not have a government title or is not directly employed by a government agency. For example, employees of state-owned or controlled banks, airlines, airports and phone companies are likely covered under the FCPA.

A Covered Official can be any of the following:

•	Any employee of a government or state-owned or state-controlled entity such as a state-owned airline (even if the person and entity are performing what we consider commercial functions);

•	Any employee of a public international organization (such as the United Nations, World Bank, or World Health Organization);

•	Any candidate for a political office, and any political party official; or

•	Family members of any of the above persons

12.1.2.4	State-Owned Entities

Employees of state-owned or state controlled entities Covered Officials under the FCPA.

In general, a State-Owned or State-Controlled entity (SOE) is an entity in which the government of any non-US country (either as one agency or collectively through many different agencies or instrumentalities) holds equity interests exceeding 30% in the entity. Determining whether an entity is state-owned or state-controlled can be complex. Please refer to Compliance for questions regarding an entity’s SOE status. Determining whether a particular person is a Covered Official can be complex and may require legal advice. If you are uncertain whether any individual with whom you have business contacts meets this definition, please consult the Legal Department.

12.2	Payments, Recordkeeping and Reimbursements

12.2.1	Payments That May Be Made in the Course of Apollo Business

Apollo employees making business payments must always ensure that any such payments:

i.	reflect the actual value of the services provided;

ii.	are made for a proper business reason;

iii.	are made to legitimate service providers;

iv.	are accurately and completely recorded, and

v.	meet the requirements of the laws of the U.S. and of other countries where we do business.

These fundamental requirements take on even greater significance in connection with Apollo’s international business.

12.3	Prohibited and Permissible Payments, Gifts, Travel, Entertainment and Educational Expenses Involving Covered Officials

12.3.1	Types of Prohibited Payments, Gifts, Travel, Entertainment and Educational Expenses for Covered Officials

Some business people with general awareness of the FCPA mistakenly assume that the statute prohibits only “bribes” in the form of cash payments to Covered Officials. The FCPA is much broader than that; it prohibits improperly giving, promising, authorizing, or offering the payment of anything of value to a Covered Official to induce the official to misuse his or her office or secure an improper advantage in an effort to obtain or retain business.

Accordingly, the FCPA’s restrictions extends to many forms of travel and entertainment expenditures for the benefit of Covered Officials, as well as non-cash gifts and other benefits, such as offers of employment, educational placement, and charitable donations to entities related to Covered Officials. In short, customary business practices that are appropriate with respect to non-government related customers, suppliers or other entities may be impermissible under the FCPA if a Covered Official is involved.

No gift of cash or its equivalent to a Covered Official is ever permitted (subject to a narrow exception, discussed below, for “facilitating payments” and in the extraordinary circumstances as described above). Any stipend, per diem payment or gift of any instrument exchangeable for cash, products or services is prohibited.

12.3.2	Types of Permissible Payments, Gifts, Travel, Entertainment and Educational Expenses for Covered Officials

The FCPA and other anti-bribery rules do not prohibit all gifts and entertainment for Covered Officials. These laws focus on gifts and payments made to improperly influence Covered Officials to misuse their office. These laws do not bar some gifts and entertainment for Covered Officials in certain circumstances where such gifts are reasonable, consistent with local law, and made for legitimate business purposes.

Paying for customary and reasonable business meals for Covered Officials in conjunction with legitimate business activities may be appropriate and permissible. Similarly, it is sometimes permissible to give Covered Officials gifts of minimal value that promote, demonstrate or explain Apollo’s products or services (such as small gifts bearing a Apollo logo).

Before offering or making such a payment, you must follow the procedures outlined in Section 12.5 below.

Any expenses for gifts or entertainment for Covered Officials must be recorded with care and complete detail in Apollo’s books and records and entered into the database maintained by Compliance. You must always submit receipts for gifts or entertainment for Covered Officials.

12.3.3	Facilitation Payments

Covered Officials sometimes request payments or other things of value to expedite or “facilitate” routine, non-discretionary government actions for example, obtaining utility services or visas, obtaining electrical service, or processing certain papers (“Facilitation Payments”). Apollo generally prohibits Facilitation Payments. In limited instances, Apollo may make an exception to this policy after taking into account all factors in a risk-based analysis, particularly in instances where the health and safety of an individual are at risk. You may request an exception to the policy by reviewing the details of the requested payment with the Chief Legal Officer and must obtain his or her written approval before responding or making any payment. You will be asked to provide the name of the official requesting the payment, the purpose of the payment, the amount, how it will be recorded, and who is aware of the payment request.

If any such payments are approved, they must be accurately documented in Apollo’s books and records.

12.4	Contracts with Third Party Agents and Consultants (“Intermediaries”)

You, as an individual, and Apollo can be held criminally liable for improper payments by third parties acting on behalf of Apollo. For this reason, Apollo policy requires that you follow certain steps, detailed below, when obtaining the services of a certain category of third parties (referred to below as “Intermediaries”) in connection with Apollo’s business. These steps include due diligence procedures to be performed before engaging Intermediaries, and certain contractual provisions that must be included in the relevant agreements.

12.4.1	Covered Intermediaries

“Covered Intermediaries” include all third parties engaged by Apollo:

(1) to assist in obtaining, conducting or retaining business outside of the U.S. with a government entity or state-owned entity; or

(2) to assist in obtaining permits, licenses or other documentation or certification needed to conduct business outside of the U.S.; or

(3) to represent Apollo in dealing or having contact with any Covered Officials or government entities or state-owned entities.

Examples of the types of third parties subject to this policy are:

•	Apollo’s “authorized agents” such as “placement agents”; and

•

Certain consultants not typically engaged by Apollo in high-risk countries who deal with discretionary matters relating to Apollo’s business before Covered Officials. A high risk country is a country that has a score of 6.0 or less on Transparency International’s Corruption Perceptions Index. http://www.transparency.org/policy_research/surveys_indices/cpi/2010/results

For countries not listed on the Transparency International Corruption Perceptions Index, please contact Compliance for guidance.

Determining whether a particular third party falls within the definition of Covered Intermediary can be difficult and may require legal advice. However, any “authorized agent” (i.e., parties contractually designated as agents authorized to act on Apollo’s behalf) and any third party acting on Apollo’s behalf in dealing with any unit of government (including state-owned enterprises) will fall within the definition. If you are uncertain whether any third party with whom you have business contacts meets this definition, please consult the Legal Department.

12.4.2	Due Diligence Required in Order to Engage an Intermediary

Before entering into any contract for more than $10,000 per year with a Covered Intermediary, you must first conduct a reasonable due diligence investigation into the background, reputation, and business capabilities of the Intermediary. This due diligence should be documented on the Intermediary Diligence Form attached hereto as Appendix 12.4.2.

Compliance shall review completed Intermediary Diligence Forms and perform additional investigation, as appropriate. The overall investigation should include:

•	Verification of the Covered Intermediary’s credentials and reputation with reputable source in the U.S. or the local jurisdiction;

•	Inquiry into whether the Covered Intermediary has been subject to any formal or informal allegations (including in the media) regarding any misconduct indicating dishonesty;

•	Documentation of the reason for the retention, including an analysis of the Covered Intermediary’s qualifications and expertise;

•	Review the appropriateness of the cost of services when compared to compensation paid to others for similar services under similar circumstances;

•	Make reasonable inquiries that no owner, employee, consultant, or representative of the Intermediary is a Covered Official or an official’s family member or close business associate;

•	Determine the location of where the Covered Intermediary’s fee will be paid, and whether it is in the same location/country where the Covered Intermediary is located; and

•

Make reasonable inquiries as to whether the Covered Intermediary will retain or has retained any subcontractors or consultants, what type of investigation it has done into the reputation of those persons, and whether those persons are under the control of the Covered Intermediary.

Each of these steps must be fully documented before the contract is signed as part of the contract review. A copy of the due diligence file shall be maintained by Compliance for each Covered Intermediary reviewed, whether or not retained.

12.4.3	Provisions Required To Be Included in Contracts with Intermediaries

Every Covered Intermediary must enter into a written agreement with Apollo, which must contain representations relating to the FCPA as approved by Compliance. Annual certifications should also be obtained from Covered Intermediaries by the appropriate business unit representative in the form included in Appendix 12.4.2 or in a form approved by Compliance and submitted to Compliance.

Contracts that provide for payments to parties other than the contracting Covered Intermediary, or payments to countries other than the home country of the contracting party, are generally not acceptable.

Compensation to Covered Intermediaries must be commercially reasonable and commensurate with the tasks that the contractor actually undertakes. Payments to Covered Intermediaries must be made in accordance with the terms of their contracts. You must not honor requests to vary the terms of contracts by:

•	Increasing or decreasing agreed amounts on any invoice if such a request is contrary to Apollo’s standards, procedures or applicable laws; or

Submitting multiple invoices if you suspect such invoices may be used in a manner contrary to Apollo standards, procedures or applicable laws or otherwise used improperly.

12.5	Procedures for Gifts, Travel and Entertainment Expenses Involving Covered Officials

All gifts, travel and entertainment to Covered Officials require written approval from Compliance. All gifts require written approval from Compliance and completion of the Gift, Travel and Entertainment Pre-Approval Form, Appendix 12.5.

12.5.1	Entertainment

Prior to entertaining a Covered Official, you must notify Compliance (email acceptable). Entertainment in connection with the same Covered Official may take place four times a year without completing the Gift, Travel and Entertainment Pre-Approval Form.

More frequent entertainment may be appropriate and must be approved, in writing in advance by Compliance by submitting a completed Gift, Travel and Entertainment Pre-Approval Form. The frequency of hospitality must be carefully monitored, as the cumulative effect of frequent hospitality can give rise to the appearance of corruption. Hospitality for an individual should not exceed four events (across all categories) in any calendar year except with prior approval of Compliance.

Any request for the payment of a Covered Official’s travel can only be approved by Compliance and will only be approved if it is bona fide, reasonable and directly related to either (a) the promotion, demonstration or explanation of products or services or (b) the execution or performance of a contract with a foreign government.

The following are the recommended amounts in connection with entertaining a Covered Official:

breakfast	$50
lunch	$75
dinner	$100 (or the limits as stated in the Firm’s Travel and Expense Policy by city)

12.6	Mergers, Acquisitions and Joint Ventures

From time to time, Apollo will engage in business transactions such as mergers, acquisitions and/or joint ventures. As part of due diligence procedures for Anti-Corruption, and prior to the execution of these transactions, the Deal Team must ensure that outside counsel representing the Firm on such transactions conducts and documents an FCPA and Bribery Act review. Documentation shall be forwarded and maintained by the Legal Department or by the law firm conducting the review. For joint ventures where Apollo does not own majority interest, Apollo must make reasonable efforts to ensure that the joint venture business partner maintains a system of internal controls, accurate books and records and does not engage in corrupt payments. For additional information regarding Mergers, Acquisitions, and/or joint ventures, please contact the Legal Department.

12.7	Charitable Contributions

From time to time, Apollo will elect to make charitable contributions. All donations must be made to a reputable charity and any known related party interest in the charity involving a Covered Official, or any charitable donations that are requested by a Covered Official, must be reviewed by Compliance prior to any payment being promised, authorized, offered, or made.

APPENDICIES

Appendix 2.5

Reporting Obligations

You are required to report the following to the Compliance Officer.

•	You are or have been the subject of any disciplinary order or any investigation or administrative proceeding by the SEC or the Commodities Futures Trading Commission (“CFTC”).

•

The SEC or the CFTC has ever: (1) found you to have made a false statement or omission; (2) found you to have been involved in a violation of SEC, or CFTC regulations or statutes; (3) found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted; (4) entered an order against you in connection with investment-related activity; or (5) imposed a civil money penalty on you, or ordered you to cease and desist from any activity.

•

Any other federal regulatory agency, any state regulatory agency, or any foreign financial regulatory authority: (1) ever found you to have made a false statement or omission, or been dishonest, unfair, or unethical; (2) ever found you to have been involved in a violation of investment-related regulations or statutes; (3) ever found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted; (4) in the past ten years, entered an order against you in connection with an investment-related activity; (5) ever denied, suspended, or revoked your registration or license, or otherwise prevented you, by order, from associating with an investment-related business or restricted your activity.

•

Any self-regulatory organization or commodities exchange ever: (1) found you to have made a false statement or omission; (2) found you to have been involved in a violation of its rules; (3) found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted; or (4) disciplined you by expelling or suspending you from membership, barring or suspending you from association with other members, or otherwise restricting your activities.

•	Your authorization to act as an attorney, accountant, or federal contractor was revoked or suspended.

•

Any domestic or foreign court: (a) in the past ten years, enjoined you in connection with any investment-related activity; (b) ever found that you were involved in a violation of investment-related statutes or regulations; (c) ever dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatory authority.

•	You are now the subject of any court or regulatory proceeding that could cause any of the statements above to be true.

Appendix 2.7

CODE OF ETHICS

ANNUAL CERTIFICATION

FROM:
(Print name)

RE:	Annual Code of Ethics Certification

I hereby affirm that I have received and read the Apollo Code of Ethics, that I understand it and that I have and will continue to comply with it.

Dated:
Signature

Appendix 4.4

Sample Privacy Notice

[insert date]

[Name of Investment Adviser]

Privacy Policy

Dear [                    ]:

Respecting and protecting investor privacy has always been vital to our business. We are sending you this letter to help you to better understand the privacy policies of [Name of investment adviser] (“Apollo”) and corresponding parallel, alternative and other fund vehicles managed and administered by Apollo (the “Funds” and together with Apollo, “us” or “we”)..

Who is Covered by the Privacy Policy?

This Privacy Policy applies to clients of Apollo who are natural persons and to prospective investors and current and former investors in Funds who are natural persons.

What Personal Information Do We Have About You?

You have provided us with personal information in connection with our solicitation and administration of your investment in Funds, including your address, social security number, wire transfer instructions and the amount of your assets or income. You provided information to us in your subscription documentation, as well as through ongoing communications by mail, e-mail or telephone.

With Whom Do We Share Your Personal Information?

Except as described below, we do not disclose to affiliates or to nonaffiliates any nonpublic personal information about you. We do disclose information to nonaffiliated third parties for our everyday business purposes, such as to process your transactions, maintain your investments in the Funds, and to respond to court orders and legal investigations. We also provide such information to our attorneys, banks, auditors, securities brokers and service providers as may be necessary to facilitate the acceptance and management of your investment in the Funds and to enable them to perform services on our behalf. We may also provide your name, address, telephone number, social security number or financial condition information to third-parties, such as broker-dealers, engaged in marketing activities on our behalf, such as the solicitation of your investment in future Funds managed by Apollo.

Protecting the Confidentiality of Our Investor Information

We take our responsibility to protect the privacy and confidentiality of your personal information very seriously. We maintain physical, electronic and procedural safeguards to store and secure information about you from unauthorized access, alteration and destruction. Our control policies, for example, authorize access to investor information only by individuals who need such access to do their work.

If we materially change our Privacy Policy, we will notify you.

If you have any questions regarding this policy, please feel free to contact [insert name] at (        )         -    .

Yours sincerely,

[Name of Investment Adviser]

Appendix 5.2.2

Indirect Pecuniary Interest

The following may result in you having an “indirect pecuniary interest” in an investment:

•	A general partner’s proportionate interest in the portfolio securities held by a general or limited partnership;

•

Subject to certain exceptions, a performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function;

•	A person’s right to dividends that is separate or separable from the underlying securities;

•	A person’s interest in securities held by a trust; and

•

A person’s right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable. “Derivative security” means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security or similar securities with a value derived from the value of an equity security.

A shareholder of a corporation is not deemed to have a pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities, if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity’s portfolio.

Appendix 5.2.5.1

NEW COVERED PERSON DISCLOSURE FORM

Please complete, date, sign, and return this form to Compliance, no later than the date indicated above. Each question must be answered.

Part I. Third Party Interests

1. Neither I nor any member of my immediate family (as described in the Code of Ethics, the “Code”) is serving as an employee, officer, director, or trustee of, or has a substantial interest in, or business relationship with, any competitor of Apollo Global Management, LLC (the “Firm”).

☐ True                    ☐ False

If false, please explain.

2. I do not presently serve as a director of, or a member of a creditors’ committee with respect to any corporation.

☐ True                    ☐ False

If false, please explain.

3. None of my spouse, domestic partner, children, parents, siblings or first cousins are employed by, and do not receive compensation from, an investment bank or a broker-dealer. Note that if you do not have direct knowledge of your first cousins, please state as such.

☐ True                    ☐ False

If false, please explain.

4. I am not employed by, and do not receive compensation from, any person or entity other than the Firm.

☐ True                    ☐ False

If false, please explain.

5. Please provide the name of your spouse/domestic partner’s employer (if applicable).

1

Part II. Holdings

The questions in Part II relate to your investment holdings. Please provide responses on your behalf, and on behalf of any member of your immediate family (as described in the Code).

5. Set forth below is a list of discretionary brokerage accounts in which I or a member of my immediate family has direct or indirect beneficial interest in any. For each account, please provide the following information:

Name and Address of Broker or Financial Institution	Contact Name and Number	Name on Account	Account Number	Frequency of statements (e.g., monthly, quarterly)

Please attach additional copies of this sheet, if necessary.

Please submit copies of the most recent account statements for the above brokerage accounts with this Green Sheet.

2

6. Set forth below is a list of mutual funds-only accounts which have no brokerage capability.

For each mutual funds-only account, please provide the following information and sign the appropriate column certifying that such accounts have no brokerage capability or alternatively, you do not and will not trade in securities other than mutual funds in these accounts:

Name and Address of Broker or Financial Institution	Contact Name and Number	Name on Account	Account Number	Signature to certify that account has no brokerage capability

Please attach additional copies of this sheet, if necessary.

3

7. Set forth below is a list of securities (including certificated shares) held separate and apart from the brokerage accounts disclosed in response to question 5.

For each set of securities, please provide the following information:

Name and Address of Company and Title of Security	Type of Security (stock, bond, option, etc.)	Ticker symbol or CUSIP number (if appl.)	Number of Securities (or amount of interest)	Name of Owner of Securities	Length of Time Held and Location of the Securities (e.g., name of bank or physical location of security, if not held in an account)	Certificated? (Yes/No)

Please attach additional copies of this sheet, if necessary.

4

8. Set forth below is a list of securities purchased through a limited offering.

A limited offering is an offering that is exempt from registration under the federal securities laws. This response should also include all of the securities you acquired through private placements, such as interests in a hedge fund or private equity fund.

For each limited offering, please provide the following information:

Name of Issuer and Title of Security	Type of Security (stock, bond, option, etc.)	Ticker symbol or CUSIP number (if any)	Number of Securities (or amount of interest)	Name of Owner	Description of investment

Please attach additional copies of this sheet, if necessary.

5

9. Set forth below is a list of fully-managed accounts or other accounts over which I have no investment control, influence or discretion.

For each managed account or non-discretionary account, please provide the following information and sign the appropriate column certifying that you have no influence over the trading or asset mix in the account:

Name and Address of Broker or Financial Institution	Contact Name and Number	Name on Account	Account Number	Signature to certify that you have no influence over the trading or asset mix in this account

Please attach additional copies of this sheet, if necessary.

6

Part III. Political Contributions

10. Set forth below is a list of contributions to political candidates within the two years prior to joining the Firm.

For each political contribution, please provide the following information:

Name of Candidate	Office Sought	Election District	Date of Contribution	Amount of Contribution

Please attach additional copies of this sheet, if necessary.

7

I understand that a willful misstatement or omission of information requested on this Form, constitutes a violation of the Code and may be considered grounds for termination of my employment or other disciplinary action by the Firm.

I hereby affirm that I have read, understand, and will comply with the Confidentiality Agreement set forth herein, and the Apollo Code of Ethics.

I agree, as a condition of my employment or other association with Apollo, to comply with the Code, as amended from time to time. I also understand that any violation of the Code may result in disciplinary action, including dismissal, as well as civil and criminal liability, and that Apollo may initiate or cooperate in proceedings resulting in such penalties.

Signature

Type or Print Name

Date

8

Appendix 5.2.5.1A

Annual Holdings Report

The purpose of this memo is to ensure that all Apollo Covered Persons have reported the securities held in any Employee Related Accounts (as defined in the Code of Ethics) within the last year in accordance with the Advisers Act.

Name of employee:		SSN / National ID:

Business Location:	Business Phone #:		Business Fax #:

Home Address:

City, State & Zip:

(Choose One)

☐	I confirm that I do not maintain any Employee Related Accounts.

☐	The attached list includes all of my personal securities holdings. This information is accurate as of the date hereof.

Signature of employee

Date

Attachment to Holdings Report

Account Title	Account Number *	Title of Security (name of stock or holding)	Type of Security (stock, bond, option, etc.)	Ticker symbol or CUSIP number	Number of shares (or principal amount)

Please attach additional copies of this sheet, if necessary.

2

Appendix 5.2.4.1B

Sample Letter to Broker to Request Statements be sent to Apollo

[Date]

[Name of Broker-Dealer or Financial Institution]

[Address]

Attention: [Account Executive]

Re: Account(s)

[Name of Contact],

I hereby authorize and request that you furnish Apollo Management, L.P. (“Apollo”) with duplicate monthly or periodic account statements, as well as any other information or documents relating to my account(s) as Apollo may request from time to time.

Please send all monthly or periodic account statements, as well as any other information and documents requested by Apollo to:

Cindy Michel

Compliance Officer

Apollo Management, L.P.

9 West 57th Street

Suite 4100

New York, NY 10019

Thank you for your assistance.

Yours truly,

[Name]

Appendix 5.3

Employee Trading Policy for Apollo Publicly Traded Securities

See Attached

AP Alternative Assets, L.P.

AP Alternative Assets, L.P.’s internal code within the meaning of article 5:65 of the Financial Supervision Act and article 11 of the Market Abuse Decree (“Insider Regulations”).

Statutory Framework

Article 5:65 of the Financial Supervision Act provides that a legal entity with its corporate seat in a non EU-member state that has issued securities as referred to in article 5:56 of the Financial Supervision Act, such as AP Alternative Assets, L.P. (the “Company”), shall draw up an internal code regarding the holding of and transactions in its shares or securities of which the value is determined by such shares, by its managing and supervisory directors and its employees. These Insider Regulations apply to all persons who work at the Company including its managing and supervisory directors. Certain provisions of these Insider Regulations also apply to employees, partners, directors and officers of Apollo Alternative Assets, L.P., and Apollo Management, L.P. and its affiliates. These persons fall under the definition “Person Not Obliged to Notify” as defined hereunder.

Article 1 - Definitions

In these Insider Regulations, the following terms shall have the following meanings:

a.	AFM: Authority for the Financial Markets (Stichting Autoriteit financiële markten);

b.	Board: the board of directors of AAA Guernsey Limited, the general partner of the Company;

c.	Company Securities: all common units issued by the Company and all securities of which the value is determined by such common units;

d.	Compliance Officer: the person designated as such by the Board of the Company;

e.	Financial Supervision Act: Wet op het financieel toezicht;

f.	Inside Information: Information of a precise nature relating directly or indirectly to the Company or the trading in the Company Securities, which has not been made public and which, if it were made public, would be likely to have a significant effect on the price of Company Securities;

g.	Insiders List: a list (within the meaning of article 5:59(7) of the Financial Supervision Act) of Staff Members who may from time to time possess Inside Information;

h.	Market Abuse Decree: Besluit marktmisbruik wft;

i.	Person Not Obliged to Notify: (i) each employee of the Company who is not a Person Obliged to Notify and (ii) each employee, partner, director and officer of Apollo Alternative Assets, L.P., and Apollo Management, L.P. and its affiliates; the term “employee” means any worker on an indefinite contract, as well as any freelancer, or worker on temporary contract in whatever function;

j.	Person Obliged to Notify: (i) managing or supervisory directors of the Company and (ii) persons who occupy management positions and in that capacity have the authority to make decisions that affect the future developments and business prospects of the Company and who might regularly possess Inside Information;

k.	RDU: restricted depositary unit, each representing one common unit of the Company.

l.	Staff Members: Persons Obliged to Notify and Persons Not Obliged to Notify.

Article 2 - Duties and Powers of the Compliance Officer

1.	The Compliance Officer shall have the duties and powers assigned to him pursuant to these Insider Regulations.

2.	The Compliance Officer may appoint one or more designees or a compliance panel who may be delegated powers of the Compliance Officer in consultation with the Board. Notwithstanding such delegation, the Compliance Officer shall remain the person responsible for the performance of the duties and powers described in these Insider Regulations.

3.	The Compliance Officer is authorised to request information and/or conduct an investigation, or cause an investigation to be conducted, regarding transactions in Company Securities carried out by or for a Staff Member.

4.	The Compliance Officer is authorised to report the results of this investigation in writing to the Board. Before the Compliance Officer reports the results of this investigation in writing, the Staff Member in question shall be given the opportunity to respond to the results of the investigation. The Staff Member in question shall be informed on the outcome of the investigation by the Board.

5.	John J. Suydam is hereby appointed as Compliance Officer under these Insider Regulations, to serve as Compliance Officer until a successor is duly appointed by the Board.

Article 3 - General rules for all Staff Members

1.	Every Staff Member is prohibited from making use of Inside Information in conducting or effecting transactions in Company Securities.

2.	Staff Members shall refrain from using Inside Information and shall avoid any mixing of business and private interests or any reasonably foreseeable appearance thereof.

3.	Staff Members shall exercise due care in handling all business information relating to the Company. This information shall be kept confidential and not be used for their private interests.

4.	Staff Members acknowledge that the Compliance Officer is authorised to conduct an investigation or cause an investigation to be conducted regarding transactions in Company Securities carried out by, on the instructions of or for the Staff Member.

5.	A Staff Member shall be obliged, when requested, to provide the Compliance Officer with all available information relating to transactions in Company Securities executed by or for the Staff Member. This information may also include information in the possession of a securities institution where the Staff Members has a securities account.

6.	Before a Staff Member may purchase or sell Company Securities, a written request must be made to and approved in writing by the Compliance Officer. A form of Staff Member trading request is included with these Insider Regulations as Annex A. Any approved purchase or sale must be made within 72 hours of such approval, unless otherwise approved by the Compliance Officer.

7.	In addition to receiving written approval as described in article 3(7) of these Insider Regulations, Staff Members may only purchase or sell Company Securities during the following periods:

a.	Between 48 hours and 15 days after the release of the Company’s quarterly, half-yearly or annual financial information in a press release; and

b.	Any other time that the Compliance Officer approves such a transaction, but such approval will only be given under extraordinary circumstances.

8.	Notwithstanding Article 3 Item 7 above, Staff Members who work in the finance or investor relations departments of Apollo Management, L.P. or any of its affiliates, or other Staff Members who have access to draft financial results of the Company, may only purchase or sell Company Securities during the following periods:

a.	Between 48 hours and 10 days after the release of the Company’s quarterly, half-yearly or annual financial information in a press release; and

b.	Any other time that the Compliance Officer approves such a transaction, but such approval will only be given under extraordinary circumstances.

9.	Staff Members shall not sell Company Securities within six months of the purchase of such securities and shall not purchase within six months of their sale, provided however that this prohibition does not apply if the first transaction consists of the exercise of options granted by the Company and the second transaction consists of the sale of the Company’s common units acquired through the exercise of such options.

Article 4 - Statutory notification obligation for Persons Obliged to Notify

1.	Persons Obliged to Notify are obliged to notify the AFM of their transactions in Company Securities in accordance with article 5:60 of the Financial Supervision Act. This notification obligation does not apply to transactions referred to in article 5 of these Insider Regulations.

2.	The notification described in article 4(1) of these Insider Regulations must, in accordance with article 5:60 of the Financial Supervision Act, be submitted to the AFM no later than on the fifth working day after the date of the transaction on a standard form of the AFM, a copy of which is included with these Insider Regulations as Annex B.

3.	The Compliance Officer will make the relevant notification on behalf of the Person Obliged to Notify. Therefore, a Person Obliged to Notify must inform the Compliance Officer of any transaction in Company Securities immediately. A Person Obliged to Notify will be responsible at all times for the accuracy and timely submission of notifications, even in situations where a Person Obliged to Notify has expressly requested the Compliance Officer to submit the notification on his or her behalf.

Article 5 - Exceptions to the notification obligation set out in article 4(1) of these Insider Regulations

1.	The notification obligation set out in article 4(1) of these Insider Regulations does not apply to transactions based on a discretionary management agreement (i.e transactions that are conducted or effected by an authorized agent to whom a written mandate has been given for the discretionary management of the securities portfolio). This exception is subject to the condition that under the agreement for asset management the person in question may not exercise any influence over the securities portfolio, and in fact does not do so.

2.

A notification within the meaning of article 4(1) of these Insider Regulations may be delayed until the moment that the value of the transactions performed for that person’s own account, together with the transactions carried out for the account of the persons associated with that person, reach or exceed the amount of EUR 5,000 in the calendar year in question. The amount of EUR 5,000 is to be calculated based on the prices of Company Securities, i.e. the purchase or sale price or the amount paid as consideration for the acquisition or disposal of Company Securities. Company Securities obtained free of charge need not to be reported until the threshold of EUR 5,000 is reached. Once this threshold value of EUR 5,000 is reached through other transactions, the transactions effected free of charge must be reported together with the other transactions.

Article 6 – Restrictions on Transactions in Units Issued by AP Alternative Assets, L.P.

1.	The Company has elected to impose certain restrictions described below on the future trading of its common units and the RDUs so that it will not be required to register the offer and sale of its common units and the RDUs under the U.S. Securities Act, so that it will not have an obligation to register as an investment company under the U.S. Investment Company Act and related rules and to address certain ERISA (the U.S. Employee Retirement Income Security Act), U.S. Internal Revenue Code and other considerations. As described and defined in greater detail below, a U.S. person wishing to acquire RDUs generally must be (i) a “qualified institutional buyer” or an “accredited investor,” and (ii) a “knowledgeable employee” or a “qualified purchaser.” In addition, the transfer restrictions, which will remain in effect until the Company and the depositary determine to remove them, may impair the ability of Staff Members who hold RDUs to trade such securities. Such restrictions are set forth in detail in the Company’s publicly filed prospectus. Each Staff Member that engages in a transaction involving Company Securities is responsible for complying with the applicable restrictions on transactions in Company Securities.

2.	To ensure that the Company will not be required to register the offer and sale of its common units and the RDUs under the U.S. Securities Act, the publicly filed prospectus applicable to the Company requires that any U.S. person wishing to acquire RDUs or to which RDUs would be transferred represent that it is an “accredited investor” or “qualified institutional buyer” within the meaning of the U.S. Securities Act.

In general terms, an “accredited investor” is defined as:

•	a bank, insurance company, registered investment company, business development company, or small business investment company;

•

an employee benefit plan, within the meaning of the Employee Retirement Income Security Act, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5 million;

•	a charitable organization, corporation, or partnership with assets exceeding $5 million;

•	a director, executive officer, or general partner of the company selling the securities;

•	a business in which all the equity owners are accredited investors;

•	a natural person who has individual net worth, or joint net worth with the person’s spouse, that exceeds $1 million at the time of the purchase;

•

a natural person with income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year; or

•	a trust with assets in excess of $5 million, not formed to acquire the securities offered, whose purchases a sophisticated person makes.

“Qualified institutional buyer” is defined under Rule 144A of the U.S. Securities Act. The definition is lengthy and technical but refers, in general, to institutions that manage at least $100 million in securities including banks, savings and loans institutions, insurance companies, investment companies, employee benefit plans or an entity owned entirely by qualified investors. Qualified institutional buyers also include registered broker-dealers owning and investing, on a discretionary basis, $10 million in securities of non-affiliates.

“U.S. person” is defined in the U.S. Securities Act and means:

•	any natural person resident in the United States;

•	any partnership or corporation organised or incorporated under the laws of the United States;

•	any estate of which any executor or administrator is a U.S. person;

•	any trust of which any trustee is a U.S. person;

•	any agency or branch of a foreign entity located in the United States;

•	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

•	any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organised, incorporated, or (if an individual) resident in the United States; and

•	any partnership or corporation if:

•	organised or incorporated under the laws of any foreign jurisdiction; and

•

formed by a U.S. person principally for the purpose of investing in securities not registered under the United States Securities Act of 1933, as amended unless it is organised or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the United States Securities Act of 1933, as amended) who are not natural persons, estates or trusts.

3.	To ensure that the Company will not be required to register as an investment company under the U.S. Investment Company Act, the publicly filed prospectus applicable to the Company requires that any U.S. person wishing to acquire RDUs or to which RDUs would be transferred represent that it (or the person for whom it is acting) is a “qualified purchaser” or a “knowledgeable employee” within the meaning of the U.S. Investment Company Act.

Under the Investment Company Act, “knowledgeable employee” has a highly technical definition. In more general terms, a knowledgeable employee means:

•

an executive officer, director, trustee, general partner, advisory board member, or person serving in a similar capacity, with respect to a fund excluded from treatment as an investment company under the Investment Company Act (such as the Company); or

•

an investment professional of an entity under common control with the manager or investment advisor of a fund excluded from treatment as an investment company under the Investment Company Act (such as a direct or indirect subsidiary of Apollo Management Holdings, L.P.) who actively participates in the management of a fund’s investments.

Note that pursuant to currently applicable guidance the following persons generally will not be treated as knowledgeable employees:

•	an individual who has not, for at least 12 months:

•

participated, in connection with his or her regular functions and duties, in the investment activities of a fund excluded from treatment as an investment company under the Investment Company Act (or an entity under common control with such a fund), or

•	performed substantially similar functions and duties for or on behalf of another company;

•	employees performing solely clerical, secretarial or administrative functions with regard to a fund or its investments; and

•	nonexecutive employees such as marketing and investor relations professionals, brokers and traders, attorneys and financial, compliance, operational and accounting officers.

Under the Investment Company Act, “qualified purchaser” generally means:

•

any natural person (including any person who holds a joint, community property, or other similar shared ownership interest in an issuer that is excepted under section 3(c)(7) with that person’s qualified purchaser spouse) who owns not less than $5,000,000 in investments, as defined by the U.S. Securities and Exchange Commission;

•

any company that owns not less than $5,000,000 in investments and that is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations, or trusts established by or for the benefit of such persons;

•

any trust that is not covered by the immediately preceding bullet point and that was not formed for the specific purpose of acquiring the securities offered, as to which the trustee or other person authorized to make decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust, is a person described in the other three bullet points of this definition of “qualified purchaser”; or

•	any person, acting for its own account or the accounts of other qualified purchasers, who in the aggregate owns and invests on a discretionary basis, not less than $25,000,000 in investments.

Article 7 - Other provisions

1.	The provisions of these Insider Regulations are binding on all Staff Members and may be amended and supplemented by a resolution of the Board.

2.	These Insider Regulations are governed by Dutch law.

3.	These provisions are for summary purposes only and are qualified in their entirety by, and subject to, the underlying documents and laws to which they refer.

ANNEX A

STAFF MEMBER TRADING REQUEST FORM

Please see attached.

STAFF MEMBER TRADING REQUEST FORM

In accordance with the insider regulations of AP Alternative Assets, L.P. (the “Company”) (“Insider Regulations”), I request to enter into the following transaction in common units issued by the Company or securities of which the value is determined by such common units (“Company Securities”):

Proposed Date of Transaction	Nature of Transaction (Purchase/Sale)	Number of Securities

In making the above request, I certify that I am not in possession of Inside Information (as defined in the Insider Regulations), and that the above transaction is in compliance with the Insider Regulations and all applicable policies and procedures adopted by AP Alternative Assets, L.P., Apollo Alternative Assets, L.P., and Apollo Management, L.P. with respect to insider trading and the use of Inside Information.

Submitted by:

Signature:

Date:

Approved by:

Signature:

Date:

ANNEX B

STANDARD FORM OF STATUTORY NOTICIFICATION

Sample Statutory Notification Form

Notification Form for Financial Instrument Transactions in One’s Own Issuing Institution

(Section 5:60 of the Financial Supervision Act (Wft))

Part I

1. The name of the issuing institution:

2. The name of the person obliged to notify:

Type of Financial Instrument

3. Type of financial instrument:

(share, option, warrant, other)

4. To be filled in if applicable:

- Nominal value of the financial instrument:

- Type of option (call/put/employee option/other):

- Exercise price:

Characteristics of the Transaction in Financial Instruments Indicated in Questions 3 and 4 Above

5. Date of the transaction:

6. Number of acquired financial instruments by the transaction:

7. Number of financial instruments sold by the transaction:

8. Price of the financial instruments:

9. Open/close (in the case of options):

10. Location of the performance of the transactions (if the transaction occurred via a regulated market):

1

Part II

Reason for the notification: what is the relationship between the party who is obliged to notify and the issuing institution?

Categories of parties obliged to make a notification

1		Any person who determines or co-determines the day-to-day policies of the issuing institution;	YES / NO

2		Any person who supervises the management’s policies and the general course of events of the issuing institution and the entities connected with it;	YES / NO

3		Any person who has managerial responsibilities and on that basis may take decisions affecting the future developments and business prospects of the issuing institution and that may have regular access to information as meant in section 5:53 Wft;	YES / NO

4		Spouses, registered partners, or partners of the individual falling under categories 1 through 3, or other individuals who live together with the individual falling under categories 1 through 3 in a comparable manner;	YES / NO

5		Children of the individual falling under categories 1 through 3 who fall under their authority or are under guardianship for which this individual is named as guardian;	YES / NO

6		Other blood relations that related persons of the individual falling under categories 1 through 3 which on the date of the transaction concerned, had lived at least one year in the same household with this individual;	YES / NO

7	Corporations, trusts as defined in Section 1, under c, of the Wet toezicht trustkantoren or “personenvennootschappen”:	i) by which the manager rests responsibility upon an individual as described under 1 through 6;	YES / NO

		ii) that is under the control of an individual as described under 1 through 6;	YES / NO

		iii) that is set up for the advantage of an individual as described under 1 through 6;	YES / NO

		iv) in which the economic interest is actually equivalent to an individual as described under 1 through 6.	YES / NO

Is the notification by the obligated party delivered through a representative chosen by the issuing institution?

If YES, the name and the function of this person:

Information of the Party Obliged to Notify (the information hereunder will not be disclosed in the register)

Address:

Postal code, city, province, country:

Telephone number of obligated party or contact person:

E-mail:

I hereby certify that the foregoing information is true to the best of my knowledge:

Name:

Date and city:

Signature:

APOLLO GLOBAL MANAGEMENT, LLC

INSIDER TRADING POLICY

Apollo Global Management, LLC (the “Company”) has adopted this Insider Trading Policy (this “Policy”), which prohibits Covered Persons (as defined herein) from trading in the Company’s securities while in possession of material non-public information regarding the Company and outlines the procedures that all Covered Persons must follow in order to transact in Company securities. This Policy and the procedures described herein arise from the Company’s responsibility as a publicly traded company and the federal securities laws that prohibit insider trading. Failure to comply with this Policy and the required procedures could result in a serious violation of the securities laws by you and/or the Company and give rise to both civil and criminal penalties. It is important that you review this Policy carefully.

IT IS THE COMPANY’S POLICY THAT IF ANY COVERED PERSON HAS ANY MATERIAL NON-PUBLIC INFORMATION, HE OR SHE MUST REFRAIN FROM TRADING IN THE COMPANY’S SECURITIES OR DISCLOSING THE INFORMATION TO SOMEONE ELSE UNTIL THE INFORMATION HAS PROPERLY DISCLOSED BY THE COMPANY TO THE PUBLIC AND OTHER REQUIREMENTS SET FORTH HEREIN ARE SATISFIED.

1.	Definition of Insider; Covered Persons; Reason for the Policy

In general, an “insider” is any person who possesses, or has access to, Material Information (as defined below) concerning the Company that has not been fully disclosed to the public. Insiders may be subject to criminal prosecution and/or civil liability for engaging in a transaction (purchase or sale) in the Company securities when they know of Material Information concerning the Company that has not been fully disclosed to the public. This policy applies to: (1) members of the Board of Directors of the Company (the “Board of Directors”) and officers of the Company, (2) employees, partners, members, owners or principals of the Company and its subsidiaries, (3) certain consultants, representatives or independent contractors of the Company who have knowledge of Material Information regarding the Company that has not been fully disclosed to the public, (4) with respect to a person covered by the foregoing subsections (1) through (3), any member of such person’s immediate family who resides with such person and to whose support such person significantly contributes, any other person to whose support such person significantly contributes and any entity controlled by such person and (5) any other person as may be designated from time to time by the Chief Compliance Officer (as defined herein) (persons covered by any of the foregoing subsections (1) through (5), collectively, referred to as “Covered Persons”).

Insider trading prohibitions are not limited to actual trading by an insider, but they also make is it illegal for an insider or certain other persons to advise others to trade on the basis of Material Information that has not been fully disclosed to the public. Liability in such cases can extend both to the “tippee” (the person to whom the insider disclosed inside information) and to the “tipper” (the insider disclosing such information). It should be noted that while an insider’s parents or siblings may not be considered a Covered Person or insider (unless that person lives in the same household), such person may be deemed a “tippee” for securities laws purposes.

Potential penalties for insider trading violations include: (1) imprisonment for up to 20 years, (2) criminal fines of up to $5 million, and (3) civil fines of up to three times the profit gained or loss avoided. If the Company fails to take appropriate steps to prevent illegal insider trading, the Company may have “controlling person” liability for a trading violation, with civil penalties of up to the greater of $1 million and three times the profit gained or loss avoided, as well as criminal penalties of up to $25 million. The civil penalties can extend personal liability to the Company’s directors, officers and other supervisory personnel if they fail to take appropriate steps to prevent insider trading. Finally, in addition to the potential criminal and civil liabilities mentioned above, in certain circumstances the Company may be able to recover all profits made by an insider and collect other damages.

Without regard to the penalties that may be imposed by others, willful violation of this Policy constitutes grounds for immediate removal from the Board of Directors, termination of employment from the Company or, with respect to the Company’s or its subsidiaries’ partners, members, owners, principals, consultants, representatives or independent contractors, termination of their relationships with the Company.

Finally, insider trading can have a negative affect on the public and the securities markets’ confidence in the Company and its securities, which could have a signficant adverse impact on the Company and its shareholders.

2.	Definition of Full Disclosure

Full disclosure to the public generally means a press release followed by publication in the mainstream print media, a press release issued by a national wire service or a public filing with the Securities and Exchange Commission (the “SEC”) such as a disclosure made in a Current Report on Form 8-K. On the other hand, a speech to an audience, a TV or radio appearance, or an article in an obscure magazine does not qualify as full disclosure. Full disclosure means that the securities markets have had the opportunity to digest the news.

3.	Definition of Material Information

There is no bright-line test for determining what constitutes “Material Information.” A fact may be deemed to be Material Information if there is a substantial likelihood that a reasonable investor would consider it important in making a decision to buy, sell or hold a security or where the fact is likely to have an effect on the market price of the security. While it may be difficult under this standard to determine whether certain information is Material Information, there are various categories of information that would almost always be regarded as Material Information, such as:

•	Earnings information;

•	Changes in forecasts or guidance;

•	Mergers, acquisitions, tender offers, joint ventures or changes in assets;

•	Changes in control or in management;

•	Significant developments involving corporate relationships;

•	Changes in the outside auditor or notification by the auditor that the issuer may no longer rely on an auditor’s report;

•

Events regarding the issuer’s securities, for example, defaults on senior securities, calls of securities for redemption, repurchase plans, stock splits or changes in dividends, changes to the rights of security holders and public or private sales of debt or equity securities;

•	Significant borrowings or write-offs;

•	Bankruptcies or receiverships; and

•	Lawsuits (or threats of lawsuits) involving substantial potential liability and the settlement of such lawsuits.

The contents of any earnings update teleconference or earnings-related press release shall, for purposes of the Policy, always constitute Material Information.

If any person has questions as to the materiality of information, he or she should contact the Company’s Chief Legal and Compliance Officer or his or her designee (the “Chief Compliance Officer”) for clarification.

4.	Specific Requirements

A. Except as may otherwise be provided herein, before any Covered Person executes a trade in the Company securities, including the placing of limit orders, such Covered Person must submit a request via PTCC (https://secure.complysci.com), which will then be subject to approval by the Chief Compliance Officer or his or her designee, as appropriate. In connection with a request to trade submitted via PTCC, a Covered Person must make a representation that they are not in possession of non-public Material Information and, in the case of proposed sales, that the securities have been held for a minimum of 90 days. Approved trades will be authorized for a limited window period of up to 3 business days and will be subject to a minimum holding period of 90 days. If the Covered Person has not completed the trade within 3 business days of approval of the trade, then he or she must re-submit the request via PTCC to receive a new approval from the Chief Compliance Officer or his or her designee and re-verify the nonexistence of any restrictions on such trade. This restriction does not apply to the exercise of options issued under the Company’s 2007 Omnibus Equity Incentive Plan (the “Equity Plan”).

B. Except as may otherwise be provided herein, Covered Persons may not purchase or sell securities of the Company during the period of time that commences on the 25th day of the month preceding the month in which any fiscal quarter of the Company ends and that ends 48 hours after the release of the Company’s quarterly or annual financial information in a press release reporting the results of such fiscal quarter (“Blackout Period”). For any period other than a Blackout Period, purchases and sales of the Company’s securities may be made only after receiving the approval as outlined in paragraph 4A above.

C. Covered Persons who are directors, officers or 10% beneficial owners of the Company are subject to reporting of transactions under Section 16(a) and the restrictions set forth in Section 16(b) of the Securities Exchange Act of 1934 with respect to round-trip transactions in securities of the Company. Section 16(b) generally prohibits a round-trip transaction in securities of the Company in any period of less than 6 months by such individuals. Any profits made in a round-trip transaction by such individuals are recoverable by the Company, even if the round-trip transaction was done inadvertently.

D. Covered Persons may not engage in transactions of a speculative nature involving the Company securities at any time, including, but not limited to, the purchase or sale of put options. All Covered Persons are prohibited from short-selling the Company securities or engaging in transactions involving other Company-based Derivative Securities. “Derivative Securities” are options, warrants, restricted stock units, stock appreciation rights or similar rights whose value is derived from the value of an equity security, such as the Company’s common stock. This prohibition includes, but is not limited to, trading in Company-based put option contracts, transacting in straddles, and the like. However, the receipt of grants of Derivative Securities issued under the Equity Plan or the exercise of options granted under the Equity Plan is not prohibited by this Policy.

E. The Chief Compliance Officer has the authority to impose restrictions on trading in the Company securities by appropriate individuals at any time. In such event, the affected individuals will be notified, either personally or by email or voicemail, and informed of the restrictions.

F. Any Covered Person who has placed a limit order or open instruction to buy or sell the Company securities shall bear responsibility for canceling such instructions immediately in the event restrictions are imposed on such person’s ability to trade.

G. All Covered Persons should be particularly careful to avoid the appearance of engaging in transactions in the Company’s securities on the basis of non-public Material Information, which is as important as avoiding a transaction actually based on such information.

5.	Very Few Exceptions

There are almost no exceptions to the prohibition against insider trading. For example, it does not matter that the transactions in question may have been planned or committed to before the Covered Person came into possession of the non-public Material Information, regardless of the economic loss that the person may believe he or she might suffer as a consequence of not trading. It is also irrelevant that publicly disclosed information about the Company might, even aside from the non-public Material Information, provide a substantial basis for engaging in the transaction. The existence of a personal financial emergency also does not excuse you from compliance with this Policy. You simply cannot trade in the Company securities while in possession of non-public Material Information about the Company.

There are no limits on the size of a transaction that will trigger insider trading liability; relatively small trades have in the past occasioned SEC investigations and lawsuits.

The only exceptions to this Policy are as follows:

A. Exercise of options issued under the Equity Plan. Note that this exception does not include a subsequent sale of the shares acquired pursuant to the exercise of options issued under the Equity Plan.

B. Sales made pursuant to a Qualified Selling Plan. For purposes of this exception, a “Qualified Selling Plan” is a written plan adopted by a Covered Person for selling the Company securities which (i) is approved in advance by the Chief Compliance Officer or his or her designee, (ii) conforms to all requirements of Section § 240.10b5-1(c)(1)(i) of the Code of Federal Regulations as then in effect and (iii) conforms to any other requirements deemed appropriate by the Company in its sole discretion.

C. Bona fide gifts. Bona fide gifts of securities are not deemed to be transactions for the purposes of the Policy. Whether a gift is truly bona fide will depend on the circumstances surrounding each gift. The more unrelated the donee is to the donor, the more likely the gift would be considered to be a bona fide gift and not a transaction covered by this Policy. For example, if securities are gifted to dependent children and are subsequently sold in close proximity to the time of the gift, such transactions may imply some economic benefit to the donor and make the gift non-bona fide.

D. Pre-Approved Transactions. Any transaction receiving prior written approval of the Chief Compliance Officer or his or her designee, which approval may be given only under extraordinary circumstances.

6.	Post-Termination Transactions

This Policy continues to apply to your transactions in Company securities even after you have terminated employment with or the performance of services to the Company. If you are in possession of non-public Material Information when your employment or service relationship terminates, you may not trade in Company securities until that information has been fully disclosed to the public or is no longer Material Information.

If you have any questions about this Policy, please contact the Chief Compliance Officer.

EMPLOYEE TRADING POLICY FOR AFT STOCK

General Statement

All employees, members, directors and officers (“Employees”) of Apollo Senior Floating Rate Fund Inc. (the “Fund”) and Apollo Credit Management, LLC (the “Adviser”) (together with its affiliated investment managers, “Apollo Management” and together with the Fund, “Apollo”), other than directors of the Fund that are not “interested persons,” as defined in the Investment Company Act of 1940, of the Fund (the “Independent Directors”)4 are subject to this Employee Trading Policy for AFT Stock (this “Policy”). Employees of Apollo may purchase or sell shares of the Fund only in accordance with this Policy. Any Employee who purchases or sells shares of the Fund other than in accordance with this Policy will be subject to discipline, up to and including termination. All Employees remain subject to any applicable securities reporting requirements under the Code of Ethics of the applicable Apollo entity. In addition to any requirements set out in this Policy, any transaction in shares of the Fund by an Employee is subject to applicable law and all applicable policies and procedures adopted by Apollo with respect to insider trading and the use of material, nonpublic information.

Pre-Clearance

Before an Employee may purchase or sell shares of the Fund, he or she must submit his or her request via PTCC (https://secure.complysci.com), which will then be approved by the Chief Compliance Officer or Chief Legal Officer of the Fund or his or her designee, as appropriate. Any approved purchase or sale must be made within 72 hours of such approval.

Trading Blackout Periods

Employees may not purchase or sell shares of the Fund during the following periods:

•	During the period seven (7) days prior to, and 48 hours following, the public release of the Fund’s semi-annual or annual financial reports,

•	During the period 48 hours prior to, and 48 hours following a public release of information regarding the timing or amount of Fund dividends or distributions;

•

During any period, the commencement of which will be determined by the Chief Compliance Officer (in consultation with the Chief Legal Officer), over the course of which the Board of Directors will be asked to approve a material change to the investment operations, financial condition or management of the Fund,[5] which period shall end (i) 48 hours following the public release of such information or (ii) immediately upon the Board’s determination not to take such action (if no public announcement shall be made);

[4]	Purchases and sales of shares of the Fund by Independent Directors of the Fund are addressed under the Fund’s Stock Trading Policy for Independent Directors.
[5]	Examples of such actions may include, without limitation, changes to the Fund’s investment objective, principal investment strategies, dividend declaration policy, investment manager, principal portfolio managers, charter, capitalization or other matters that, in the reasonable view of the Chief Compliance Officer, are likely to be considered material to a Fund investor.

•	Any other period the Chief Compliance Officer or Chief Legal Officer of the Fund shall consider appropriate.

Short-Term Trading and Reporting Requirements

Notwithstanding anything to the contrary set out above, Employees will not be permitted to make a round-trip transaction in shares of the Fund (in other words, a purchase followed by a sale, or sale followed by a purchase) during any 90-day period.

In addition, every person who is directly or indirectly the beneficial owner of more than 10% of any class of outstanding securities (other than short-term paper) of the Fund or who is an officer, director, member of an advisory board, investment adviser, or affiliated person of an investment adviser (each an “Insider”) of the Fund are subject to the reporting of transactions under Section 16(a) and the restrictions set out in Section 16(b) of the Securities Exchange Act of 1934 with respect to round-trip transactions in shares of the Fund. Section 16(b) generally prohibits a round-trip transaction in shares of the Fund in any period of less than six months by any Insider. Any profits made in a round-trip transaction by any Insider of the Fund are recoverable by the Fund, even if the round-trip transaction was done inadvertently.

PROPOSED POLICY TO APOLLO EMPLOYEES, PARTNERS AND RELATED PARTIES FOR TRADING IN AINV STOCK

General Statement

All employees, partners, directors and officers (“Employees”) of Apollo Investment Management, L.P. (“AIM”), Apollo Investment Corporation (the “Company”), Apollo Management L.P. (together with its affiliated investment managers, “Apollo Management” and together with AIM and the Company, “Apollo”), other than directors of the Company that are “disinterested directors” of the Company as defined under Rule 0-1 under the Investment Company Act of 1940,6 are subject to this Employee Trading Policy for AINV Stock (this “Policy”). Employees of Apollo may purchase or sell shares of the Company only in accordance with this Policy. Any Employee who purchases or sells shares of the Company other than in accordance with this Policy will be subject to discipline, up to and including termination. All Employees remain subject to any applicable securities reporting requirements under the Code of Ethics of the applicable Apollo entity. In addition to any requirements set out in this Policy, any transaction in shares of the Company by an Employee is subject to applicable law and all applicable policies and procedures adopted by Apollo with respect to insider trading and the use of material, nonpublic information.

Pre-Clearance

Before an Employee may purchase or sell shares of the Company, they must submit a request via PTCC (https://secure.complysci.com) which will then be approved by the Chief Compliance Officer or Chief Legal Officer of the Company or his or her designee, as appropriate. Any approved purchase or sale must be made within 72 hours of such approval.

Black-out Period

Employees may not purchase or sell shares of the Company during the period of time that commences 15 calendar days prior to any fiscal quarter end of the Company and that ends 48 hours after the release of the Company’s quarterly or annual financial information in a press release reporting the results of such fiscal quarter (the “Black-out Period”). For any other period, purchases and sales of shares may be made only after receiving pre-clearance as outlined above. Note that the Chief Compliance Officer or Chief Legal Officer of the Company may designate other Black-out Periods as he or she deems appropriate.

Notwithstanding the foregoing, Employees may purchase or sell shares issued by the Company during a Black-out Period pursuant to an arrangement meeting the conditions specified in clause (c)(1) of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, which arrangement has been approved in writing by the Chief Compliance Officer.

Short Sales or Transactions in Company-based Derivative Securities

[6]	Purchases and sales of shares of the Company by Independent Directors of the Company are addressed under the Company’s Stock Trading Policy for Independent Directors.

Employees may not engage in transactions of a speculative nature involving the Company shares at any time, including, but not limited to, the purchase or sale of put options. All Employees are prohibited from short-selling the Company shares or engaging in transactions involving other Company-based Derivative Securities. “Derivative Securities” are options, warrants, restricted stock units, stock appreciation rights or similar rights whose value is derived from the value of an equity security, such as the Company’s common stock. This prohibition includes, but is not limited to, trading in Company-based put option contracts, transacting in straddles, and the like. The receipt of grants of Derivative Securities issued under, or the exercise of options granted under, an equity incentive plan adopted by the Company is not prohibited by this Policy.

Short-Term Trading and Reporting Requirements

Notwithstanding anything to the contrary set out above, absent extraordinary circumstances, Employees will not be permitted to make a round-trip transaction in shares of the Company (in other words, a purchase followed by a sale, or sale followed by a purchase) until the release of the financial information for the next quarterly or annual report and in accordance with this Policy.

In addition, Employees who are directors, officers or ten percent beneficial owners (each an “Insider”) of the Company are subject to the reporting of transactions under Section 16(a) and the restrictions set out in Section 16(b) of the Securities Exchange Act of 1934 with respect to round-trip transactions in shares of the Company. Section 16(b) generally prohibits a round-trip transaction in shares of the Company in any period of less than six months by any Insider. Any profits made in a round-trip transaction by any Insider of the Company are recoverable by the Company, even if the round-trip transaction was done inadvertently.

INSIDER TRADING POLICY

FOR TRADING IN ARI SECURITIES

General Statement

The following persons are subject to this Insider Trading Policy (this “Policy”) for the trading in securities of Apollo Commercial Real Estate Finance, Inc. (the “Company”):

•

Any director of the Company who is an “independent director” of the Company as defined under Section 303A.02 of the New York Stock Exchange Listed Company Manual (each, an “Independent Director”) and any family member residing within the same household as any such Independent Director, or any entity controlled by any such Independent Director (each such person, together with Independent Directors, an “Independent Director Covered Person”); and

•

All employees, partners, directors and officers (each such person an “Apollo Employee”) of Apollo Global Management, LLC and its subsidiaries (“Apollo Management”) and any family member residing within the same household as any such Apollo Employee, or any entity controlled by any such Apollo Employee (each such person, together with Apollo Employees, an “Apollo Covered Person”).

Independent Director Covered Persons and Apollo Covered Persons are together herein referred to as “Covered Persons.”

Covered Persons may purchase or sell securities of the Company only in accordance with this Policy. Any Independent Director or Apollo Employee who purchases or sells securities of the Company other than in accordance with this Policy will be subject to discipline, up to and including termination. All Independent Directors and Apollo Employees remain subject to any applicable securities reporting requirements under applicable securities laws, the Code of Ethics of the Company and/or the applicable Apollo Management entity. In addition to any requirements set out in this Policy, any transaction in securities of the Company by an Apollo Employee is subject to all applicable policies and procedures adopted by Apollo Management with respect to insider trading and the use of material, nonpublic information. Exceptions to this policy must be evidenced by prior written approval of the Chief Compliance Officer or Chief Legal Officer of Apollo Global Management, LLC and its subsidiaries, or his or her designee, as appropriate (the “Chief Compliance Officer”), which approval will only be given under extraordinary circumstances.

Pre-Clearance

Independent Directors

Before an Independent Director Covered Person may purchase or sell securities of the Company, a written request must be made for approval to the Chief Compliance Officer or his or her designee. Independent Directors must provide the information required by the “Independent Director Trading Request Form for Trading in ARI Securities,” which is included with this Policy, and make the certifications contained therein. The completed form may be submitted via e-mail. Approved purchases and sales are required to be made within 72 hours of such approval unless otherwise designated in the approval.

Apollo Employees

Before an Apollo Covered Person may purchase or sell securities of the Company, an Apollo Employee must submit a request via PTCC (https://secure.complysci.com) which will then be approved by the Chief Compliance Officer or his or her designee. Any approved purchase or sale must be made within 72 hours of such approval.

Black-out Period

Covered Persons may not purchase or sell securities of the Company during the period of time that commences 15 calendar days prior to any fiscal quarter end of the Company and that ends 48 hours after the release of the Company’s quarterly or annual financial information in a press release reporting the results of such fiscal quarter (the “Black-out Period”). For any other period, purchases and sales of the securities may be made only after receiving pre-clearance as outlined above.

Notwithstanding the foregoing, Covered Persons may purchase or sell a security issued by the Company during a Black-out Period pursuant to an arrangement meeting the conditions specified in clause (c)(1) of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, which arrangement has been approved in writing by the Chief Compliance Officer.

Short Sales or Transactions in Company-based Derivative Securities

Covered Persons may not engage in transactions of a speculative nature involving the Company securities at any time, including, but not limited to, the purchase or sale of put options. All Covered Persons are prohibited from short-selling the Company securities or engaging in transactions involving other Company-based Derivative Securities. “Derivative Securities” are options, warrants, restricted stock units, stock appreciation rights or similar rights whose value is derived from the value of an equity security, such as the Company’s common stock. This prohibition includes, but is not limited to, trading in Company-based put option contracts, transacting in straddles, and the like. The receipt of grants of Derivative Securities issued under, or the exercise of options granted under, an equity incentive plan adopted by the Company is not prohibited by this Policy.

Short-Term Trading and Reporting Requirements

Notwithstanding anything to the contrary set out above, absent extraordinary circumstances, Covered Persons will not be permitted to make a round-trip transaction in shares of the Company (in other words, a purchase followed by a sale, or sale followed by a purchase) until the release of the financial information for the next quarterly or annual report and in accordance with this Policy.

In addition, Independent Directors and Apollo Employees who are directors, officers or ten percent beneficial owners (each an “Insider”) of the Company are subject to the reporting of transactions under Section 16(a) and the restrictions set out in Section 16(b) of the Securities Exchange Act of 1934 with respect to round-trip transactions in shares of the Company. Section 16(b) generally prohibits a round-trip transaction in shares of the Company in any period of less than six months by any Insider. Any profits made in a round-trip transaction by any Insider of the Company are recoverable by the Company, even if the round-trip transaction was done inadvertently.

Compliance

Independent Directors and Apollo Employees are responsible for assuring that their respective Covered Persons comply with this Policy and all applicable securities laws, rules and regulations.

INDEPENDENT DIRECTOR TRADING REQUEST FORM

FOR TRADING IN ARI SECURITIES

In accordance with the Insider Trading Policy for Trading in ARI Securities (the “Policy”), I request to enter into the following transaction in securities of Apollo Commercial Real Estate Finance, Inc. (the “Company”):

Proposed Date of Transaction	Nature of Transaction (Purchase/Sale)	Number of Shares (or other Securities)

In making the above request, I certify on behalf of myself and, if applicable, on behalf of any family member residing within the same household as me, or any entity controlled by me (all such persons, “Covered Persons”), that in purchasing or selling securities of the Company as permitted under the Policy, at the time of such purchase or sale, neither I nor any Covered Person, if applicable, is in possession of material, non-public information about the Company, and that the transaction is in compliance with applicable law and all policies and procedures adopted by the Company with respect to insider trading and the use of material, non-public information.

Submitted by:

Signature:

Date:

Approved by:

Signature:

Date:

INSIDER TRADING POLICY

FOR TRADING IN AMTG SECURITIES

General Statement

The following persons are subject to this Insider Trading Policy (this “Policy”) for the trading in securities of Apollo Residential Mortgage, Inc. (the “Company”):

•

Any director of the Company who is an “independent director” of the Company as defined under Section 303A.02 of the New York Stock Exchange Listed Company Manual (each, an “Independent Director”) and any family member residing within the same household as any such Independent Director, or any entity controlled by any such Independent Director (each such person, together with Independent Directors, an “Independent Director Covered Person”); and

•

All employees, partners, directors and officers (each such person an “Apollo Employee”) of Apollo Global Management, LLC and its subsidiaries (“Apollo Management”) and any family member residing within the same household as any such Apollo Employee, or any entity controlled by any such Apollo Employee (each such person, together with Apollo Employees, an “Apollo Covered Person”).

Independent Director Covered Persons and Apollo Covered Persons are together herein referred to as “Covered Persons.”

Covered Persons may purchase or sell securities of the Company only in accordance with this Policy. Any Independent Director or Apollo Employee who purchases or sells securities of the Company other than in accordance with this Policy will be subject to discipline, up to and including termination. All Independent Directors and Apollo Employees remain subject to any applicable securities reporting requirements under applicable securities laws, the Code of Ethics of the Company and/or the applicable Apollo Management entity. In addition to any requirements set out in this Policy, any transaction in securities of the Company by an Apollo Employee is subject to all applicable policies and procedures adopted by Apollo Management with respect to insider trading and the use of material, nonpublic information. Exceptions to this policy must be evidenced by prior written approval of the Chief Compliance Officer or Chief Legal Officer of Apollo Global Management, LLC and its subsidiaries, or his or her designee, as appropriate (the “Chief Compliance Officer”), which approval will only be given under extraordinary circumstances.

Pre-Clearance

Independent Directors

Before an Independent Director Covered Person may purchase or sell securities of the Company, a written request must be made for approval to the Chief Compliance Officer, or his or her designee. Independent Directors must provide the information required by the “Independent Director Trading Request Form for Trading in AMTG Securities,” which is included with this Policy, and make the certifications contained therein. The completed form may be submitted via e-mail. Approved purchases and sales are required to be made within 72 hours of such approval unless otherwise designated in the approval.

Apollo Employees

Before an Apollo Covered Person may purchase or sell securities of the Company, an Apollo Employee must submit a request via PTCC (https://secure.complysci.com) which will then be approved by the Chief Compliance Officer or his or her designee. Any approved purchase or sale must be made within 72 hours of such approval.

Black-out Period

Covered Persons may not purchase or sell securities of the Company during the period of time that commences 15 calendar days prior to any fiscal quarter end of the Company and that ends 48 hours after the release of the Company’s quarterly or annual financial information in a press release reporting the results of such fiscal quarter (the “Black-out Period”). For any other period, purchases and sales of the securities may be made only after receiving pre-clearance as outlined above.

Notwithstanding the foregoing, Covered Persons may purchase or sell a security issued by the Company during a Black-out Period pursuant to an arrangement meeting the conditions specified in clause (c)(1) of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, which arrangement has been approved in writing by the Chief Compliance Officer.

Short Sales or Transactions in Company-based Derivative Securities

Covered Persons may not engage in transactions of a speculative nature involving the Company securities at any time, including, but not limited to, the purchase or sale of put options. All Covered Persons are prohibited from short-selling the Company securities or engaging in transactions involving other Company-based Derivative Securities. “Derivative Securities” are options, warrants, restricted stock units, stock appreciation rights or similar rights whose value is derived from the value of an equity security, such as the Company’s common stock. This prohibition includes, but is not limited to, trading in Company-based put option contracts, transacting in straddles, and the like. The receipt of grants of Derivative Securities issued under, or the exercise of options granted under, an equity incentive plan adopted by the Company is not prohibited by this Policy.

Short-Term Trading and Reporting Requirements

Notwithstanding anything to the contrary set out above, absent extraordinary circumstances, Covered Persons will not be permitted to make a round-trip transaction in shares of the Company (in other words, a purchase followed by a sale, or sale followed by a purchase) until the release of the financial information for the next quarterly or annual report and in accordance with this Policy.

In addition, Independent Directors and Apollo Employees who are directors, officers or ten percent beneficial owners (each an “Insider”) of the Company are subject to the reporting of transactions under Section 16(a) and the restrictions set out in Section 16(b) of the Securities Exchange Act of 1934 with respect to round-trip transactions in shares of the Company. Section 16(b) generally prohibits a round-trip transaction in shares of the Company in any period of less than six months by any Insider. Any profits made in a round-trip transaction by any Insider of the Company are recoverable by the Company, even if the round-trip transaction was done inadvertently.

Compliance

Independent Directors and Apollo Employees are responsible for assuring that their respective Covered Persons comply with this Policy and all applicable securities laws, rules and regulations.

INDEPENDENT DIRECTOR TRADING REQUEST FORM

FOR TRADING IN AMTG SECURITIES

In accordance with the Insider Trading Policy for Trading in AMTG Securities (the “Policy”), I request to enter into the following transaction in securities of Apollo Residential Mortgage, Inc. (the “Company”):

Proposed Date of Transaction	Nature of Transaction (Purchase/Sale)	Number of Shares (or other Securities)

In making the above request, I certify on behalf of myself and, if applicable, on behalf of any family member residing within the same household as me, or any entity controlled by me (all such persons, “Covered Persons”), that in purchasing or selling securities of the Company as permitted under the Policy, at the time of such purchase or sale, neither I nor any Covered Person, if applicable, is in possession of material, non-public information about the Company, and that the transaction is in compliance with applicable law and all policies and procedures adopted by the Company with respect to insider trading and the use of material, non-public information.

Submitted by:

Signature:

Date:

Approved by:

Signature:

Date:

Appendix 12.4.2

Intermediary Diligence Form

Part I: To be completed by the Sponsoring Apollo Employee and the Employee Supervisor, before entering any contract for more than $10,000 (on an annual basis) with an Intermediary subject to this Policy.

1.	I/we propose as a prospective agent or consultant (“Intermediary”) in order to perform the following tasks:

2.	☐ The anticipated payment of is reasonable and to the best of my belief is consistent with fair market value for those services supported.

3.	☐ Confirm that Part II of the Form has been submitted to Compliance.

4.	“Red flags” present [please check all that apply]:

☐  Request for payment in cash

☐  Request that other third parties and intermediaries, who would perform similar functions as the Intermediary, be retained

☐  Request for payment to someone other than Intermediary

☐  Request for payment to third country account

☐  Request for unreasonable compensation in light of services promised or rendered

☐  Request for reimbursement of expenses with incomplete documentation

☐  Other; explain:

☐  There are no “red flags” present

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5.	Notwithstanding the red flags listed above in question #4, I believe that the prospective Intermediary should be engaged and will comply with this Policy because of their willingness to sign our form contract and because [please explain]:

6.	☐ I recognize that in the event that the prospective Intermediary is engaged, I will need to obtain a signed contract which includes representations relating to the FCPA, obtain an annual Intermediary Certification of Compliance from the Intermediary, and have a responsibility to monitor the activities of the Intermediary and to promptly report to the Legal Department in the event that I hear of or suspect non-compliance.

7.	☐ I recommend the prospective Intermediary.

SUBMITTED BY:

Employee Name (print)	Date

To be completed by Compliance ONLY:

1.	Pursuant to the diligence report [please select one or more of the following]:

☐ Intermediary has been subject to any formal or informal allegations (including in the media) regarding any misconduct by

☐ No owner, employee, consultant, or representative of the Intermediary is a Covered Official or an official’s family member or close business associate

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2.	Based on the diligence report and other research, additional “red flags” present [please check all that apply]:

☐ Business in a country known for bribery problems

☐ Ownership interest by a current or former Covered Official (including state owned business)

☐ Possible direct or indirect association(s) between Intermediary and Covered Officials (e.g., payment to consultant who is married to a Covered Official could be viewed as indirect benefit to a Covered Official).

☐ Other; explain:

4.	Request approved by Compliance? ☐ Yes ☐ No

Name:	Date:

Signature:

Notes:

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Part II

Intermediary Due Diligence Questionnaire

[To Be Completed By Prospective Contractor / Intermediary]

Contractor / Intermediary Contact Information

1.	Name:

2.	Address:

3.	Telephone:

4.	Mobile Phone:

5.	Facsimile (FAX):

6.	E-mail Address:

7. Business form (check one):

☐  Sole Proprietor    ☐  Corporation    ☐  Partnership    ☐  LLC / LLP    ☐  Other:

8. Owners/Principals: (Ownership percentages must total 100%. If publicly traded, all shareholders holding 10% or more must be listed individually.)

Name	% Ownership

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9. Members of the Board of Directors:

Name(s)

10. Officers:

Title / Position	Name

President / Chief Executive Officer (CEO):

Chief Financial Officer (CFO):

Chief Operating Officer (COO):

Sales / Marketing Director:

Other:

Other:

11. All managers or key employees who will work on matters pertaining to Apollo:

Name	Title / Position

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12. Parent companies, including the ultimate parent:

Parent Name:

13. Subsidiaries and other affiliated companies:

Subsidiary / Affiliate Name:

15. Name and Address of Banking Institution:

16. Country where work will be performed (list all applicable):

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17.	Percentage (%) of Contractor’s time that will be devoted to Apollo matters:

18.	Background information:

Years in business:

Types of services performed:

19.	Please describe the Intermediary’s experience and qualifications to perform the services for which it is being retained:

20.	Is any Contractor owner, director, officer, manager, or key employee listed in Questions 8, 9, 10 or 11, or any family member of the foregoing, an officer or employee of, or acting in an official capacity for any of the following:

(i) a government or any department, agency, or instrumentality thereof

(ii) a government owned or controlled entity

(iii) a public international organization, or

(iv) a political party; or is any such person a candidate for political office?

☐ Yes ☐ No

If yes, provide details:

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21.	Does any officer or employee of a government, department, agency, or instrumentality thereof, a government owned or controlled entity, a public international organization, or a political party have any interest in or stand to benefit in any way as a result of the Contractor’s proposed agreement to work with Apollo?

☐ Yes ☐ No

If yes, provide details:

22.

Will the Contractor retain or has the Contractor retained any subcontractors, consultants, agents or representatives to provide material assistance in performing the services for which the Contractor is being retained by Apollo?

☐ Yes ☐ No

If yes, please identify the individual(s) or entity(ies) and describe the services to be provided:

23.	Has the Contractor, any owner, or any person or entity listed in Questions 8, 9, 10, 11, 12 or 13, been charged by any governmental authority with, or convicted of, any crime?

☐ Yes ☐ No

If yes, provide details:

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COMPLETED BY:

X

Intermediary Representative Signature	Intermediary Representative Name / Title (Please print)

Company Name	Date

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Appendix 12.4.3

Intermediary’s Certification of Compliance with Apollo Anti-Corruption Policy

I hereby certify that I have reviewed Apollo’s Anti-Corruption Policy and am familiar with its provisions. I hereby certify that, to the best of my knowledge and belief after reasonable investigation, I am not aware of any payments or offers to provide a benefit during the year                     made by myself, or persons responsible to me that might cause Apollo to violate the provisions of the Foreign Corrupt Practices Act or Apollo Anti-Bribery Policy. I have not made payments to or for the benefit of any Covered Official, political party official, or candidate for political office during the year to which this certification applies [initial], or I have made or authorized the following payments or offers to the following Covered Officials:

COMPLETED BY:

X

Signature of Authorized Representative	Name of Authorized Representative (Please print)

Name of Company (Please print)	Date

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Appendix 12.5

Gift, Travel, or Entertainment Expense Pre-Approval

[This form is to obtain pre-approval for gift, travel, and entertainment expenses involving Covered Officials (CO) when the gift or entertainment exceeds certain amounts and in all cases of travel.]

1.	Name of covered official:

2.	Official position of covered official:

3.	Did official request expenditure or is it something to be offered?

4.	Is there a pending transaction, contract or license approval or other matter affecting Apollo business over which the official has discretion? ☐ Yes ☐ No

Please explain your answer:

5.	What is the nature of the gift or travel, entertainment or educational expense intended to be paid for?

6.	Are the gifts or expenditures for the benefit of family members of an official?

☐  Yes    ☐  No

Please provide detail:

7.	What is the itemized value of those gift, travel, entertainment or educational expenditures?

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8.	Will the payment of expenses be conveyed directly or will it be in the form of reimbursement to the official’s agency with receipts (Preferred)?

9.	If travel-related expenses will be paid, why is it not possible to address the Apollo’ business purpose at the official’s location?

9a.	Is the duration of the proposed trip reasonably related to this compelling business purpose?

9b.	Is it contemplated that Apollo will pay expenses related to travel to any non-business location?

Note: no cash payments shall be made to a Covered Official, including in the form of per diem or spending allowances.

10.	If not direct and not reimbursed to agency, will third party vendor (i.e. an airline, hotel, restaurant, etc.) receive our payment? ☐ Yes ☐ No

If yes, detail:

11. What is the business purpose of the proposed expenditure? [Be as detailed as possible as to the business reason(s) for this request]

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SUBMITTED BY:

X

Requesting Employee Signature	Requesting Employee Name (print)	Date

APPROVED BY: If approved, this completed Form, along with detailed receipts, must be submitted by the requestor to the.

X

Signature		Date

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